As filed with the Securities and Exchange Commission on January 31, 2019
Registration No. 333-228776

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________
Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________________________________
Jagged Peak Energy LLC*
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Delaware	1311	90-0955249
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1401 Lawrence Street, Suite 1800 Denver, Colorado 80202 (720) 215-3700		Christopher I. Humber Executive Vice President, General Counsel & Secretary 1401 Lawrence Street, Suite 1800 Denver, Colorado 80202 (720) 215-3700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)		(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to: Douglas E. McWilliams Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002 (713) 758-2222
______________________________________________________
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

*    The following are co-registrants that guarantee the debt securities:

Exact Name of Registrant Guarantor (1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Jagged Peak Energy Inc.	Delaware	81-3943703

(1)
The address for Jagged Peak Energy Inc. is 1401 Lawrence Street, Suite 1800, Denver, Colorado 80202 and the telephone number for Jagged Peak Energy Inc. is (720) 215-3700. The Primary Industrial Classification Code for Jagged Peak Energy Inc. is 1311.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated January 31, 2019
PROSPECTUS
Jagged Peak Energy LLC
Offer to Exchange
Up To $500,000,000 of
5.875% Senior Notes due 2026
That Have Not Been Registered Under
The Securities Act of 1933
For
Up To $500,000,000 of
5.875% Senior Notes due 2026
That Have Been Registered Under
The Securities Act of 1933

Terms of the New 5.875% Senior Notes due 2026 Offered in the exchange offer:

•
The terms of the new notes to be issued pursuant to this exchange offer (the “new notes”) are identical to the terms of the notes that may be exchanged pursuant to this exchange offer (the “old notes”), which were issued on May 8, 2018, except that the new notes will be registered under the Securities Act of 1933 (the “Securities Act”) and will not contain restrictions on transfer, registration rights or provisions for additional interest.

Terms of the exchange offer:

•	We are offering to exchange up to $500,000,000 of old notes for new notes with materially identical terms that have been registered under the Securities Act and are freely tradable.

•	We will exchange all old notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2019, unless extended.

•	Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer, in accordance with the procedures set forth herein.

•	Broker-dealers who receive new notes pursuant to the exchange offer acknowledge that they will deliver a prospectus in connection with any resale of such new notes.

•
Broker-dealers who acquired the old notes as a result of market-making or other trading activities may use the prospectus for the exchange offer, as supplemented or amended, in connection with resales of the new notes.

______________________________________________________
You should carefully consider the “Risk Factors” beginning on page 7 of this prospectus before participating in the exchange offer.
We are not asking you for a proxy and you are requested not to send us a proxy.
______________________________________________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
______________________________________________________

The date of this prospectus is               , 2019.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date other than its respective date.
This prospectus refers to important business and financial information about Jagged Peak Energy LLC that is not included or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to the office of Jagged Peak Energy LLC, 1401 Lawrence Street, Suite 1800, Denver, Colorado 80202 (Telephone: (720) 215-3700). To obtain timely delivery of any requested information, holders of old notes must make any request no later than               , 2019 which is five business days prior to the expiration of the exchange offer.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The information in this prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties relating to, among other matters, the risk factors and other cautionary statements described under the heading “Risk Factors” included in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2017 and in the documents incorporated by reference.
Forward-looking statements include statements about:

•	our business strategy;

•	our reserves;

•	our drilling prospects, inventories, projects and programs;

•	our ability to replace the reserves we produce through drilling and property acquisitions;

•
our financial strategy, liquidity and capital required for our drilling program, including our assessment of the sufficiency of our liquidity to fund our capital program and the amount and allocation of our capital program;

•	our expected noncash compensation expenses;

•	our expected pricing and realized oil, natural gas and natural gas liquids (“NGL”) prices;

•	the timing and amount of our future production of oil, natural gas and NGLs;

•	our future drilling plans, including the number of wells anticipated to be brought online in 2019;

•	government regulations and our ability to obtain permits and government approvals;

•	our pending legal or environmental matters;

•	our marketing of oil, natural gas and NGLs;

•	our leasehold or business acquisitions;

•	our costs of developing our properties, including our capital budget;

•	our hedging strategy and results;

•	general economic conditions;

•	uncertainty regarding our future operating results; and

•	our plans, objectives, expectations and intentions contained in this prospectus or incorporated herein by reference that are not historical.
We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil, natural gas and NGLs. These risks include, but are not limited to,

ii

commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described under “Risk Factors” included in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2017 and in the documents incorporated by reference.
Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact our strategy and change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.
Should one or more of the risks or uncertainties described occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.
All forward-looking statements, expressed or implied, included in this prospectus or incorporated herein by reference are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

iii

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus. You should read the entire prospectus carefully, including the information incorporated by reference, before making an investment decision, including the information under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” and the financial statements and the related notes incorporated by reference in this prospectus.
Unless context otherwise requires, in this prospectus, we refer to (i) the notes to be issued pursuant to this exchange offer as the “new notes,”(ii) the notes that may be exchanged pursuant to this exchange offer issued on May 8, 2018 as the “old notes,” (iii) the new notes and the old notes collectively as the “notes” or the “2026 Senior Notes,” as applicable, and (v) the indenture governing the notes, dated May 8, 2018, as supplemented, among Jagged Peak Energy LLC (the “Issuer”), the Company, and Wells Fargo Bank, National Association, as trustee, as the “indenture.” Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “us,” “our,” and like terms refer to (i) Jagged Peak Energy Inc. and its subsidiary, Jagged Peak Energy LLC, after our initial public offering and (ii) Jagged Peak Energy LLC prior to our initial public offering.
Jagged Peak Energy LLC
We are an independent oil and natural gas company focused on the acquisition and development of unconventional oil and associated liquids-rich natural gas reserves. Our operations are entirely located in the United States, within the Permian Basin of West Texas. Our primary area of focus is the Southern Delaware Basin, a sub-basin of the Permian Basin and one of the most prolific unconventional resource plays in North America. Our acreage is located on large, contiguous blocks in the adjacent Texas counties of Winkler, Ward, Reeves and Pecos, with significant original oil in place within multiple stacked hydrocarbon-bearing formations.
We have assembled a portfolio of contiguous acreage in the core oil window of the Southern Delaware Basin. This acreage is characterized by a multi-year, oil-weighted inventory of horizontal drilling locations that provide attractive growth and return opportunities. We divide our current areas of operation into three distinct areas: (1) Cochise, (2) Whiskey River and (3) Big Tex.
We seek to maintain operational control of our properties in order to better execute on our strategy of enhancing returns through operational improvements and cost efficiencies. As the operator of substantially all of our acreage, we have the flexibility to manage our development program, which allows us to optimize our field-level returns and profitability.
For additional information about our Company, please read the documents listed under “Where You Can Find More Information.”
Risk Factors
Investing in the notes involves substantial risks. You should carefully consider all the information contained in this prospectus prior to participating in the exchange offer. In particular, we urge you to consider carefully the factors set forth under “Risk Factors” beginning on page 7 and incorporated by reference in this prospectus.

The Exchange Offer
On May 8, 2018, we completed a private offering of $500.0 million aggregate principal amount of the old notes. As part of this private offering, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the initial purchasers of the old notes in which we agreed, among other things, to use commercially reasonable best efforts to cause the exchange to be consummated by the 360th day following May 8, 2018. The following is a summary of the exchange offer and is not intended to be complete. For a more complete understanding of the exchange offer, please refer to the section of this prospectus entitled “Exchange Offer.”

Exchange Offer	We are offering to exchange the new notes for the old notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2019, unless we decide to extend it.

Condition to the Exchange Offer
The Registration Rights Agreement does not require us to accept old notes for exchange if the exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or interpretation of the staff of the Securities and Exchange Commission. The exchange offer is not conditioned on a minimum aggregate principal amount of old notes being tendered.

Procedures for Tendering Old Notes
To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company, which we call “DTC,” for tendering notes held in book-entry form. These procedures, which we call “ATOP,” require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an “agent’s message” that is transmitted through DTC’s automated tender offer program, and (ii) DTC confirms that:

•	DTC has received your instructions to exchange your notes, and

•	you agree to be bound by the terms of the letter of transmittal.
For more information on tendering your old notes, please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer,” “—Procedures for Tendering,” and “Description of Notes—Book-Entry, Delivery and Form.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders
You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Withdrawal of Tenders.”

Acceptance of Old Notes and

Delivery of New Notes	If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer on or before 5:00 p.m., New York

City time, on the expiration date. We will return any old notes that we do not accept for exchange to you without expense promptly after the expiration date and acceptance of the old notes for exchange. Please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer.”

Fees and Expenses	We will bear the expenses related to the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Fees and Expenses.”

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the Registration Rights Agreement.
Consequences of Failure to

Exchange Old Notes
If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act except in limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Considerations	The exchange of new notes for old notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Certain United States Federal Income Tax Considerations.”

Exchange Agent
We have appointed Wells Fargo Bank, National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance, as well as requests for additional copies of this prospectus or the letter of transmittal, to the exchange agent. The address and telephone number of the exchange agent are set forth in the section captioned “Exchange Offer—Exchange Agent.”

Terms of the New Notes
The new notes will be identical to the old notes except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes.
The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all information that is important to you. For a more complete understanding of the new notes, please refer to the section of this document entitled “Description of Notes.”

Issuer	Jagged Peak Energy LLC, a Delaware limited liability company.

Notes Offered
$500,000,000 aggregate principal amount of 5.875% Senior Notes due 2026, registered under the Securities Act. The old notes and the new notes will be treated as a single class of securities under the indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase.

Maturity	May 1, 2026.

Interest	5.875% per year (calculated using a 360-day year).

Interest Payment Dates	May 1 and November 1 of each year. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note tendered in exchange thereof.

Ranking	Like the old notes, the new notes will be general unsecured, senior obligations of the Issuer. Accordingly, they will rank:

•	equal in right of payment with all existing and future senior indebtedness of the Issuer;

•	senior in right of payment to any future subordinated indebtedness of the Issuer;

•
effectively junior to all secured indebtedness of the Issuer, including indebtedness of the Issuer incurred under its revolving credit facility, to the extent of the value of the assets of the Issuer securing such indebtedness; and

•	structurally subordinate in right of payment to all indebtedness and other liabilities, including trade payables, of any future subsidiaries of the Issuer that are not guarantors.

Guarantee	The new notes will be guaranteed on a senior unsecured basis by the Parent, and may be guaranteed by certain future subsidiaries of the Parent. See “Description of Notes—Note Guarantees.”

Optional Redemption
On or after May 1, 2021, the Issuer may redeem the notes, in whole or in part, at the redemption prices described in this prospectus under the heading “Description of Notes—Optional Redemption,” together with any accrued and unpaid interest, if any, to, but excluding, the date of redemption.

At any time prior to May 1, 2021, the Issuer may redeem up to 40% of the aggregate principal amount of the notes, with an amount of cash not greater than the net cash proceeds of certain equity offerings at the redemption price set forth under “Description of Notes—Optional Redemption,” if at least 60% of the aggregate principal amount of the notes originally issued under the indenture on the issue date remains outstanding immediately after such redemption and the redemption occurs within 180 days after the closing date of such equity offering.
At any time prior to May 1, 2021, the Issuer may, on any one or more occasions, redeem all or a part of the notes at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the “make-whole” premium and accrued interest and unpaid interest, if any, to, but excluding, the date of the redemption. See “Description of Notes—Optional Redemption.”

Change of Control
If we experience certain kinds of changes of control, each holder of the notes may require the Issuer to repurchase all or a portion of its notes for cash at a price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Certain Covenants	The indenture governing the new notes contains covenants that, among other things, limit our ability to:

•	incur or guarantee additional indebtedness or issue certain types of preferred stock;

•	pay dividends on capital stock or redeem, repurchase, or retire our capital stock or subordinated indebtedness;

•	transfer or sell assets;

•	make investments;

•	create certain liens;

•	enter into agreements that restrict dividends or other payments from our restricted subsidiaries to us;

•	consolidate, merge or transfer all or substantially all of our assets;

•	engage in transactions with affiliates; and

•	create unrestricted subsidiaries.
The covenants set forth in the indenture are subject to important exceptions and qualifications that are described under “Description of Notes—Certain Covenants.” If the notes achieve an investment grade rating from either Moody’s Investors Services, Inc. (“Moody’s”) or S&P Global Ratings (“S&P”), many of these covenants will be suspended.

Transfer Restrictions; Absence of a

Public Market for the New Notes
The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development, maintenance or liquidity of any market for the new notes.

We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system.

Trustee	Wells Fargo Bank, National Association.

Governing Law	The notes, the guarantees and the indenture are governed by the laws of the State of New York.

Risk Factors	Investing in the new notes involves risks. See “Risk Factors” beginning on page 7 for a discussion of certain factors you should consider in evaluating whether or not to tender your old notes.

RISK FACTORS
An investment in the notes involves a number of risks. You should carefully consider each of the following risk factors and all of the other information set forth in this prospectus, any prospectus supplement, or our other Securities Exchange Commission (“SEC”) filings before making an investment decision. If any of the following risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals. We cannot assure you that any of the events discussed in the risk factors below will not occur. Further, the risks and uncertainties described below are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also materially affect our business. If any of these risks occur, the value of the notes could decline and you could lose some or all of your investment.
Risks Related to the Exchange Offer
If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer old notes will remain restricted and may be adversely affected.
We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes.
If you do not exchange your old notes for new notes pursuant to the Exchange Offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register old notes under the Securities Act unless the Registration Rights Agreement requires us to do so. Further, if you continue to hold any old notes after the Exchange Offer is consummated, you may have trouble selling them because there will be fewer of these notes outstanding.
The consummation of the Exchange Offer may not occur.
We are not obligated to complete the Exchange Offer under certain circumstances. See “Exchange Offer—Conditions to the Exchange Offer.” Even if the Exchange Offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offer may have to wait longer than expected to receive their new notes, during which time those holders of old notes will not be able to effect transfers of their old notes tendered in the Exchange Offer.
You may be required to deliver prospectuses and comply with other requirements in connection with any resale of the new notes.
If you tender your old notes for the purpose of participating in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes. In addition, if you are a broker-dealer that receives new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such new notes.
Risks Related to the Notes
Our leverage and debt service obligations may adversely affect our financial condition, results of operations, business prospects and our ability to make payments on the notes.
As of September 30, 2018, we had approximately $488.9 million of total long-term debt, including the notes, and additional borrowing capacity of $540.0 million under our revolving credit facility. Our level of indebtedness could affect our operations in several ways, including the following:

•	require us to dedicate a substantial portion of our cash flow from operations to service our existing debt, thereby reducing the cash available to finance our operations and other business activities;

•	limit management’s discretion in operating our business and our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	increase our vulnerability to downturns and adverse developments in our business and the economy generally;

•
limit our ability to access the capital markets to raise capital on favorable terms or to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate or other expenses or to refinance existing indebtedness;

•	place restrictions on our ability to obtain additional financing, make investments, lease equipment, sell assets and engage in business combinations;

•	make it more likely that a reduction in our borrowing base following a periodic redetermination could require us to repay a portion of our then-outstanding bank borrowings;

•	make us vulnerable to increases in interest rates as our indebtedness under our revolving credit facility may vary with prevailing interest rates;

•	place us at a competitive disadvantage relative to our competitors with lower levels of indebtedness in relation to their overall size or less restrictive terms governing their indebtedness; and

•	make it more difficult for us to satisfy our obligations under the notes or other debt and increase the risk that we may default on our debt obligations.
The notes and the guarantees are unsecured obligations and are effectively junior to all of our existing and future secured indebtedness and structurally junior to the future indebtedness of any future non-guarantor subsidiaries.
The notes and the guarantees are general unsecured senior obligations ranking effectively junior to all of our existing and future secured indebtedness (including all borrowings under our revolving credit facility) to the extent of the value of the collateral securing such indebtedness. If we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, the holders of our secured indebtedness or the secured indebtedness of such guarantor will be entitled to be paid in full from the proceeds of the assets, if any, securing such indebtedness before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably in any remaining proceeds with all holders of our unsecured indebtedness, including unsecured indebtedness incurred after the notes are issued that does not rank junior to the notes, including trade payables and all of our other general indebtedness, based on the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient funds to pay amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness.
As of September 30, 2018, we had approximately $488.9 million of total long-term debt, including the notes, and additional borrowing capacity of $540.0 million under our revolving credit facility, all of which would be secured if borrowed. For further discussion, see “Description of Other Indebtedness.”
As of September 30, 2018, we did not have any non-guarantor subsidiaries. However, if we should form or acquire additional subsidiaries that are not guarantors of the notes, the notes will be structurally junior to any indebtedness and other liabilities of any of such subsidiaries that do not guarantee the notes. The indenture that governs the notes permits us to form or acquire additional subsidiaries that are not guarantors of the notes in certain circumstances. Holders of the notes will have no claim as a creditor against any of our future non-guarantor subsidiaries.
We may incur substantial additional indebtedness. This could increase the risks associated with the notes.
Subject to the restrictions in the indenture that governs the notes and in other instruments governing our other outstanding indebtedness (including our revolving credit facility), we and our subsidiaries may incur substantial additional indebtedness (including secured indebtedness) in the future. Although both the indenture that governs the notes and our revolving credit facility each contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to waiver and a number of significant qualifications and exceptions, and indebtedness incurred in compliance with these restrictions could be substantial. As of September 30, 2018, we had approximately $488.9 million of total long-term debt, including the notes, and additional borrowing capacity of $540.0 million under our revolving credit facility, all of which would be secured if borrowed.
If we or a guarantor incurs any additional indebtedness that ranks equally with the notes (or with the guarantees thereof), including additional unsecured indebtedness or trade payables, the holders of that indebtedness will be entitled to share ratably with holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us or a guarantor. This may have the effect of reducing the amount of proceeds paid to holders of the notes in connection with such a distribution.
Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:

•	we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•	increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

•	depending on the levels of our outstanding indebtedness, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.
We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under applicable debt instruments, which may not be successful.
Our ability to make scheduled payments on or to refinance our indebtedness depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.
If our cash flows and capital resources are insufficient to fund debt service obligations, we may be forced to reduce or delay investments and capital expenditures, sell assets, seek additional capital or restructure or refinance indebtedness. Our ability to restructure or refinance our indebtedness will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict business operations. The terms of existing or future debt instruments, including the indenture that governs the notes, may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of sufficient cash flows and capital resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet debt service and other obligations. Our credit agreement and the indenture that governs the notes each restricts our ability to dispose of assets and our use of the proceeds from such disposition.
We may not be able to consummate those dispositions, and the proceeds of any such disposition may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet scheduled debt service obligations.
Restrictions in our existing and future debt agreements, including the revolving credit facility and the indenture that governs the notes, could limit our growth and ability to engage in certain activities.
Our credit agreement and the indenture that governs the notes each contains a number of significant covenants, including restrictive covenants that may limit our ability to, among other things:

•	incur additional indebtedness;

•	make loans to others;

•	make investments;

•	merge or consolidate with another entity;

•	make certain payments;

•	hedge commodity prices;

•	hedge interest rates;

•	incur liens;

•	sell assets; and

•	engage in certain other transactions without the prior consent of the lenders.
In addition, our credit agreement requires us to maintain certain financial ratios or to reduce our indebtedness if we are unable to comply with such ratios. As of September 30, 2018, we were in full compliance with such financial ratios and covenants.
The restrictions in our credit agreement and the indenture that governs the notes may also limit our ability to obtain future financings to withstand a future downturn in our business or the economy in general, or to otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations that the restrictive covenants impose on us.
Further, under our revolving credit facility as of September 30, 2018, we are permitted to hedge up to 85% of forecasted future production for up to 36 months in the future, and up to the greater of 75% of our production from proved reserves and 60% of our reasonably forecasted production for 37 to 60 months in the future, provided that no hedges have a term beyond five years.
A breach of any covenant in our credit agreement or the indenture that governs the notes would result in a default under the applicable agreement after any applicable grace periods. A default, if not waived, could result in acceleration of the indebtedness outstanding under the applicable credit agreement and in a default with respect to, and an acceleration of, the indebtedness outstanding under other debt agreements. The accelerated indebtedness would become immediately due and payable. If that occurs, we may not be able to make all of the required payments or borrow sufficient funds to refinance such indebtedness. Even if new financing were available at that time, it may not be on terms that are acceptable to us.
If we are unable to comply with the restrictions and covenants in the agreements governing the notes or our other indebtedness, there could be a default under the terms of these agreements, which could result in an acceleration of our outstanding obligations under those agreements and would affect our ability to make payments on the notes.
Any default under the agreements governing our indebtedness that is not cured or waived by the required lenders, and the remedies sought by the holders of any such indebtedness, could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the agreements governing our indebtedness (including covenants in our revolving credit facility and in the indenture governing the notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default:

•
the holders of such indebtedness could elect to declare all the outstanding obligations thereunder to be due and payable, including outstanding principal amounts together with accrued and unpaid interest;

•	the lenders under our revolving credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

•	we could be forced into bankruptcy or liquidation.
If our operating performance declines, we may in the future need to obtain waivers under our revolving credit facility to avoid being in default. If we breach the covenants under its revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the revolving credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.
We may not be able to repurchase the notes upon a change of control.
If we experience certain kinds of changes of control, we may be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, if any. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered following a change of control. In addition, the terms of our revolving credit facility or other outstanding indebtedness may prohibit us from repurchasing notes upon a change of control. Our failure to repurchase the notes upon a change of control could cause a default under the indenture that governs the notes and could lead to a cross default under our revolving credit facility. Additionally, using cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations. See “Description of Notes— Repurchase at the Option of Holders—Change of Control.” Furthermore, our revolving credit facility contains customary change of control provisions that, if not waived, would constitute an event of default under our revolving credit facility upon the occurrence of a Change in Control (as defined in our revolving credit facility) and would permit the lenders to exercise remedies under our revolving credit facility.
Federal and state statutes allow courts, under specific circumstances, to void future subsidiary guarantees and require noteholders to return payments received from future subsidiary guarantors.
Federal bankruptcy and state fraudulent transfer laws permit a court to avoid all or a portion of the obligations of a subsidiary guarantor pursuant to its guarantee of the notes or to subordinate any guarantor’s obligations under such guarantee to claims of its other creditors, reducing or eliminating the noteholders’ ability to recover under such guarantee. Although laws differ among these jurisdictions, in general, under applicable fraudulent transfer or conveyance laws, a guarantee could be voided as a fraudulent transfer or conveyance if (i) the guarantee was incurred with the intent of hindering, delaying or defrauding creditors; or (ii) the guarantor received less than reasonably equivalent value or fair consideration in return for incurring the guarantee and either:

•	the guarantor was insolvent or rendered insolvent by reason of the incurrence of the guarantee or subsequently became insolvent for other reasons;

•	the incurrence of the guarantee left the guarantor with an unreasonably small amount of capital to carry on the business; or

•	the guarantor intended to, or believed that it would, incur debts beyond its ability to pay such debts as they mature.
A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void a guarantee provided by a subsidiary guarantor, you would no longer have a claim against such guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the guarantor. The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law of the applicable jurisdiction. Generally, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they became due.
Each guarantee provided by a guarantor will contain a provision intended to limit such guarantor’s liability under the guarantee to the maximum amount that such guarantor could incur without causing the incurrence of obligations under its guarantee to be deemed a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law.
An active trading market for the notes does not exist and may not develop or be maintained.
The old notes have not been registered under the Securities Act, and may not be resold by purchasers thereof unless the old notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. However, we cannot assure you that, even following registration or exchange of the old notes for new notes, that an active trading market for the old notes or the new notes will ever develop or be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the old notes or the new notes, your ability to sell your old notes or your new notes, or the price at which you will be able to sell your old notes or your new notes. At the time of the private placement of the old notes, the initial purchasers advised us that they intended to make a market in the notes, but there was and is no obligation for them to do so. Future trading prices of the old notes and the new notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then current ratings assigned to the old notes and the new notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity of the notes;

•	the outstanding amount of the notes;

•	the number of noteholders;

•	the interest of securities dealers in making a market for the notes;

•	our operating performance and financial condition;

•	the terms related to optional redemption of the notes; and

•	the level, direction and volatility of market interest rates generally.
If an active market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected.
Changes in our credit ratings or the debt markets may adversely affect the market price of the notes.
The price for the notes will depend on a number of factors, including:

•	the time remaining to the maturity of the notes;

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, operating performance and future prospects; and

•	the overall condition of the financial markets and global and domestic economies.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the industry in which we operate as a whole and may change their credit rating for us based on their overall view of such industry. A negative change in our rating could have an adverse effect on the price of the notes or make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.
Many of the covenants contained in the indenture will be suspended if the notes are rated investment grade by S&P or Moody’s, and no default has occurred and is continuing, but there are no assurances that the notes will ever be rated investment grade.
Many of the covenants in the indenture that governs the notes will be suspended if the notes are rated investment grade by S&P or Moody’s, provided that at such time no default or event of default has occurred and is continuing. These covenants include restrictions on our ability to pay dividends, to incur debt and to enter into certain transactions. There can be no assurance that the notes will ever be rated investment grade. However, suspension of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place and will not result in an event of default under the indenture that governs the notes even if the notes are subsequently downgraded below investment grade and the covenants are reinstated. See “Description of Notes—Certain Covenants—Changes in Covenants if Notes Rated Investment Grade.”

EXCHANGE OFFER
Purpose and Effect of the Exchange Offer
At the closing of the offering of the old notes, we entered into the Registration Rights Agreement pursuant to which we agreed to use commercially reasonable efforts, for the benefit of the holders of the old notes, at our cost, to do the following:

•	file an exchange offer registration statement with the SEC with respect to the exchange offer for the new notes, and

•	have the exchange offer completed by the 360th day following the issuance of the old notes.
Upon the SEC’s declaring the exchange offer registration statement effective, we agreed to offer the new notes in exchange for surrender of the old notes. We agreed to use commercially reasonable efforts to cause the exchange offer registration statement to remain effective for a period not less than 180 days after the last exchange date, to keep the exchange offer open for a period of not less than 20 business days and to use commercially reasonable efforts to cause the exchange offer to be completed not later than 60 days after the exchange offer registration statement is declared effective by the SEC; provided, that we may for a period of up to 45 days in any three-month period, not to exceed 90 days in any calendar year, determine that the exchange offer registration statement is not usable under the circumstances relating to corporate developments, public filings with the SEC and similar events, and suspend the use of the prospectus.
For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date, November 1, 2018. The Registration Rights Agreement also obligates us to include in the prospectus for the exchange offer certain information necessary to allow a broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than old notes acquired directly from us or one of our affiliates) to exchange such old notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of new notes received by such broker-dealer in the exchange offer. We agreed to use commercially reasonable efforts to amend or supplement the prospectus contained in the exchange offer registration statement for a period of 180 days after the last exchange date, which period may be extended under certain circumstances.
The preceding agreement is needed because any broker-dealer who acquires old notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the new notes pursuant to the exchange offer and the resale of new notes received in the exchange offer by any broker-dealer who held old notes acquired for its own account as a result of market-making activities or other trading activities other than old notes acquired directly from us or one of our affiliates.
Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer would in general be freely tradable after the exchange offer without further registration under the Securities Act. However, any purchaser of old notes who is an “affiliate” of ours or who intends to participate in the exchange offer for the purpose of distributing the related new notes:

•	will not be able to rely on the interpretation of the staff of the SEC;

•	will not be able to tender its old notes in the exchange offer; and

•
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each holder of the old notes (other than certain specified holders) who desires to exchange old notes for the new notes in the exchange offer will be required to make the representations described below under “—Procedures for Tendering—Your Representations to Us.”
We further agreed to use commercially reasonable efforts to file with the SEC a shelf registration statement to register for public resale of old notes held by any holder who provides us with certain information for inclusion in the shelf registration statement if:

i.	the exchange offer is not available or may not be completed as soon as practicable because it would violate any applicable law or applicable interpretation of the staff of the SEC;

ii.	the exchange offer is not consummated by the 360th day following the issuance of the old notes; or

iii.	any initial purchaser shall so request, subject to certain conditions.
We have agreed, at our expense, to use commercially reasonable efforts to (a) file a shelf registration statement, (b) cause the shelf registration statement to be declared effective (unless it becomes effective automatically upon filing) under the Securities Act and (c) keep effective the shelf registration statement until the earlier of one year after its effective date and such time as all the notes covered thereby have been sold pursuant thereto.
If (a) the exchange offer is not completed or (b) a shelf registration statement (if required) is not declared effective or does not automatically become effective on or before to the 360th day following the date of issuance of the old notes (each such event referred to in clauses (a) through (b) above, a “Registration Default”), we will pay liquidated damages in the form of additional interest in cash to each holder of notes in an amount equal to 0.25% per annum of the aggregate principal amount of notes for the 90-day period immediately following the 360th day following the date of issuance of the old notes until such time as no Registration Default is in effect, which rate shall increase by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues up to a maximum increase of 1.00% per annum. Following the cure of all Registration Defaults, such additional interest will cease to accrue and the interest rate on the notes will revert to the original rate. All references herein to “interest” include any additional interest payable pursuant to this paragraph.
Holders of the old notes will be required to make certain representations to us (as described in the Registration Rights Agreement) in order to participate in the exchange offer and may be required to deliver information to be used in connection with the shelf registration statement in order to have their old notes included in the shelf registration statement.
This summary of the material provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is incorporated by reference in this prospectus.
Except as set forth above, after consummation of the exchange offer, holders of old notes which are the subject of the exchange offer have no registration or exchange rights under the Registration Rights Agreement. See “—Consequences of Failure to Exchange.”
Terms of the Exchange Offer
Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue new notes in principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.
As of the date of this prospectus, $500,000,000 in aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes.

There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.
We intend to conduct the exchange offer in accordance with the provisions of the Registration Rights Agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes and the Registration Rights Agreement.
We will be deemed to have accepted for exchange properly tendered old notes when we have given oral (promptly confirmed in writing) or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the Registration Rights Agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.
If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled “—Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.
We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.
Expiration Date
The exchange offer will expire at 5:00 p.m., New York City time, on               , 2019, unless, in our sole discretion, we extend it.
Extensions, Delays in Acceptance, Termination or Amendment
We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving notice of such extension to their registered holders by press release or other public announcement at any time until 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.
In order to extend the exchange offer, we will notify the exchange agent orally (promptly confirmed in writing) or in writing of any extension. We will notify the registered holders of old notes of the extension by press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.
If any of the conditions described below under “—Conditions to the exchange offer” have not been satisfied, we reserve the right, in our sole discretion:

•	to delay accepting for exchange any old notes;

•	to extend the exchange offer; or

•	to terminate the exchange offer;
by giving oral (promptly confirmed in writing) or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the Registration Rights Agreement, we also reserve the right to amend the terms of the exchange offer in any manner.
Any such delay in acceptance, extension, termination or amendment will be followed promptly by notice thereof to the registered holders of old notes by press release or other public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.
Conditions to the Exchange Offer
We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.
In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.
We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give prompt oral or written notice of any extension, amendment, non-acceptance or termination to the registered holders of the old notes as promptly as practicable by press release or other public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.
These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.
In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).
Procedures for Tendering
In order to participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.
If you have any questions or need help in exchanging your notes, please call the exchange agent, whose address and phone number are set forth below under “Exchange Agent.”
All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the old notes may be tendered using the ATOP instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.
There is no procedure for guaranteed late delivery of the notes.
Determinations Under the Exchange Offer
We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.
When We Will Issue New Notes
In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	a book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.
Return of Old Notes Not Accepted or Exchanged
If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.
Your Representations to Us
By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any new notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act; and

•
if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

Withdrawal of Tenders
Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective you must either (a) send to the institution and at the address specified in the notice, a telegram, facsimile transmission or letter setting forth your name, the principal amount of old notes delivered for exchange and a statement that you are withdrawing your election to have such old notes exchanged or (b) effect such withdrawal in compliance with the appropriate procedures of DTC’s ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC.
We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.
Any old notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under “—Procedures for Tendering” above at any time prior to 5:00 p.m., New York City time, on the expiration date.
Exchange Agent
Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. Wells Fargo Bank, National Association also acts as trustee under the indenture. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent addressed as follows:

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9300-070	MAC N9300-070	MAC N9300-070
600 South Fourth Street	600 South Fourth Street	600 South Fourth Street
Minneapolis, MN 55402	Minneapolis, MN 55402	Minneapolis, MN 55402

By Facsimile Transmission:
(877) 407-4679
Telephone:
(800) 344-5128
If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile to a number other than the one set forth above, that delivery or those instructions will not be effective.
Fees and Expenses
We will bear the expenses of soliciting tenders. The principal solicitation is being made by electronic mail; however, we may make additional solicitation by facsimile, telephone, mail or in person by our officers and regular employees and those of our affiliates.
We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.
We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

•	accounting and legal fees, disbursements and printing, messenger and delivery services, and telephone costs; and

•	related fees and expenses.
Transfer Taxes
We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.
Consequences of Failure to Exchange
If you do not exchange new notes for your old notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless the offer or sale is either registered under the Securities Act or exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of the old notes under the Securities Act.
Accounting Treatment
We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes less any bond discount and unamortized debt issuance cost, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.
Other
Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.
We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

USE OF PROCEEDS
The exchange offer is intended to satisfy our obligations under the Registration Rights Agreement. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the new notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in outstanding indebtedness.

DESCRIPTION OF NOTES
You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, we refer to Jagged Peak Energy Inc. as the “Parent” and to Jagged Peak Energy LLC as the “Issuer,” in each case not including their respective Subsidiaries or Affiliates. References to the “Notes” in this section of the prospectus include (i) the notes to be issued pursuant to this exchange offer, which we refer to as the “new notes,” and (ii) the notes that may be exchanged pursuant to this exchange offer, which we collectively refer to as the “old notes,” unless the context otherwise requires.
The Issuer will issue the new notes and issued the old notes under an indenture dated May 8, 2018 among itself, the Guarantors and Wells Fargo Bank, National Association, as trustee, which we refer to herein as the “indenture.”
The following description is a summary of the material provisions of the indenture. Since this description is only a summary, it does not contain all of the details found in the full text of, and is qualified in its entirety by the provisions of, the Notes and the indenture. You should refer to the indenture for a complete description of your rights. A copy of the indenture is filed as an exhibit to the registration statement, of which this prospectus is a part. Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.
The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders have rights under the indenture. All references to “holders” in this description are to registered holders of the Notes.
If the exchange offer contemplated by this prospectus is consummated, holders of old notes who do not exchange those notes for new notes in the exchange offer will vote together with holders of new notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the holders thereunder must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other actions permitted under the indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the new notes and the holders of such old notes and the new notes will vote together as a single class for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding shall be deemed to mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the old notes and the new notes then outstanding.
Brief Description of the Notes and the Note Guarantees
The New Notes
Like the old notes, the new notes will be:

•	general unsecured obligations of the Issuer;

•	pari passu in right of payment with all existing and future senior indebtedness of the Issuer;

•	senior in right of payment to any future subordinated Indebtedness of the Issuer;

•
effectively junior to all secured Indebtedness of the Issuer, including Indebtedness incurred under the Credit Agreement, to the extent of the value of the assets of the Issuer securing such Indebtedness;

•	structurally subordinate in right of payment to all indebtedness and other liabilities, including trade payables, of existing and future Subsidiaries of the Issuer that are not Guarantors; and

•	unconditionally guaranteed by the Parent and any future additional Guarantors.

The Note Guarantees
Initially, the new notes, like the old notes, will be guaranteed by the Parent, and may be guaranteed in the future by other Restricted Subsidiaries of the Parent in certain circumstances.
Each guarantee of the new notes, like each guarantee of the old notes, will be:

•	a general unsecured obligation of such Guarantor;

•	pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

•	senior in right of payment to all future subordinated Indebtedness of that Guarantor;

•
effectively junior to all secured Indebtedness of that Guarantor, including guarantees of Indebtedness incurred under the Credit Agreement, to the extent of the value of the assets of such Guarantor securing such Indebtedness; and

•
structurally subordinate in right of payment to all indebtedness and other liabilities, including trade payables, of existing and future Subsidiaries of such Guarantor (other than the Issuer) that are not Guarantors.

As of the Issue Date, the Issuer is the sole Subsidiary of the Parent and will be a Restricted Subsidiary for purposes of the Indenture. Under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Parent will be permitted in the future to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the indenture and will not guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any Unrestricted Subsidiary, such Unrestricted Subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to the Parent or the Issuer.
Principal, Maturity and Interest
The Issuer issued $500.0 million in aggregate principal amount of the old notes on May 8, 2018. In addition to the new notes offered hereby, the Issuer may issue additional Notes under the indenture from time to time after this offering having identical terms and conditions as the Notes, other than the date of issuance and, under certain circumstances, the first interest payment date and the date from which interest thereon will begin to accrue (any such additional Notes, the “Additional Notes”); provided, however, that if the Additional Notes are not fungible with the Notes for U.S. federal income tax or other purposes, the Additional Notes will have a separate CUSIP number. Any issuance of Additional Notes is subject to the covenant described below under the caption “—Certain Covenants—Incurrence of indebtedness and issuance of preferred stock.” The old notes, the new notes, and any Additional Notes and Exchange Notes subsequently issued under the indenture, will be treated as a single class for all purposes under the indenture, including, waivers, amendments, redemptions and offers to purchase. The Issuer may issue Notes only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Notes will mature on May 1, 2026.
Interest on the Notes accrues at the rate of 5.875% per annum and is payable semi-annually in arrears on May 1 and November 1. Interest on overdue principal, premium, if any, and interest will accrue at the interest rate on the Notes. The Issuer will make each interest payment to the holders of record on April 15 and October 15 immediately preceding each interest payment date. If a payment date falls on a day that is not a Business Day, the payment to be made on such payment date will be made on the next succeeding Business Day with the same force and effect as if made on such payment date, and no additional interest will accrue as a result of such delayed payment.
Interest on the new notes will accrue from November 1, 2018, the most recent interest payment date, or from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes
Payments on Notes held in global form will be made through the facilities of DTC. If a holder of at least $5.0 million principal amount of Certificated Notes has given wire transfer instructions to an account in the continental United States to the Issuer or the paying agent no later than 30 days preceding the due date for such payment, the Issuer will pay all principal of, premium, if any, on, and interest on, that holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar unless the Issuer elects to make interest payments by check mailed to the holders at their respective addresses set forth in the register of holders.
Paying Agent and Registrar for the Notes
The trustee currently acts as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the Notes, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.
Transfer and Exchange
A holder may transfer or exchange Notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders are required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or between a record date and the next succeeding interest payment date.
Note Guarantees
Like the old notes, the new notes initially will be guaranteed by the Parent. In the future, Restricted Subsidiaries of the Parent (other than the Issuer) may be required to Guarantee the Notes under the circumstances described under “—Certain Covenants—Additional Note Guarantees.” The Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law, although this limitation may not be effective to prevent the Note Guarantees from being voided in bankruptcy. See “Risk Factors—Risks Related to the Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.”
A Guarantor that is a Subsidiary of the Parent may not: (1) consolidate or merge with or into another Person (regardless of whether such Guarantor is the surviving Person), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Guarantor in one or more related transactions, to another Person, other than the Parent, the Issuer or another Guarantor, unless:
(1)     immediately after giving effect to such transaction or series of related transactions, no continuing Default or Event of Default exists; and
(2) either:
(a)    (i) such Guarantor is the surviving Person of such consolidation or merger or (ii) the Person acquiring the properties or assets in any such sale, assignment, transfer, conveyance, or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under the indenture (including its Note Guarantee) pursuant to a supplemental indenture satisfactory to the trustee; or
(b)    such transaction or series of transactions does not violate the provisions of the indenture described under the caption “—Repurchase at the Option of Holders—Asset Sales.”
The Note Guarantee of a Guarantor (other than the Parent) will automatically be released:

(1)    in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Parent or a Restricted Subsidiary of the Parent if the sale or other disposition does not violate the covenant described under “Repurchase at the Option of Holders—Asset Sales”;
(2)    in connection with any sale or other disposition of Capital Stock of that Guarantor by way of merger, consolidation or otherwise to a Person that is not (either before or after giving effect to such transaction) the Parent or a Restricted Subsidiary of the Parent, if the sale or other disposition does not violate the covenant described under “Repurchase at the Option of Holders—Asset Sales” and the Guarantor ceases to be a Restricted Subsidiary of the Parent as a result of the sale or other disposition;
(3)    if the Parent designates such Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;
(4)    upon the liquidation or dissolution of such Guarantor in a transaction or series of transactions that does not violate the terms of the indenture;
(5)    upon such Guarantor consolidating with, merging into or transferring all of its properties or assets to the Issuer or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolves or otherwise ceases to exist; or
(6)    at such time as such Guarantor does not Guarantee any Indebtedness of the Issuer or any Guarantor under a Credit Facility.
In addition, the Note Guarantee of a Guarantor (including the Parent) will be released upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”
Optional Redemption
Except as described below in this section or in the last paragraph of the covenant described under “—Repurchase at the Option of Holders—Change of Control”, the Notes are not redeemable at the Issuer’s option until May 1, 2021.
At any time prior to May 1, 2021, the Issuer may, on any one or more occasions, redeem up to 40% of the aggregate principal amount of Notes issued under the indenture, upon notice as provided in the indenture, at a redemption price equal to 105.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with an amount of cash not greater than the net cash proceeds of one or more Equity Offerings; provided that:
(1)    at least 60% of the aggregate principal amount of Notes originally issued under the indenture on the Issue Date (excluding Notes held by the Parent and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(2)    the redemption occurs within 180 days of the date of the closing of such Equity Offering.
At any time prior to May 1, 2021, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in the indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium, and accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
On or after May 1, 2021, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in the indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed to, but excluding, the applicable date of redemption, if redeemed during the twelve-month period beginning on May 1 of the years indicated below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2021	102.938%
2022	101.469%
2023 and thereafter	100.000%
Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
Selection and Notice
If less than all of the Notes are to be redeemed at any time, the trustee will select Notes for redemption on a pro rata basis (or, in the case of Notes issued in global form as discussed under “—Book-Entry, Delivery and Form,” based on a method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection unless otherwise required by law) unless otherwise required by law or applicable stock exchange or depositary requirements.
No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (or, in the case of Notes issued in global form as discussed under “—Book-Entry, Delivery and Form,” pursuant to the applicable procedures of DTC) at least 15 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the indenture.
Notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was sent), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed. The Issuer shall provide written notice of the satisfaction or waiver of such conditions, the delay of such date of redemption or the rescission of such notice of redemption to the trustee prior to the close of business one Business Day prior to the date of redemption, and the trustee shall provide such notice to each holder in the same manner in which the notice of redemption was given. Upon receipt of such notice of the delay of such date of redemption or the rescission of such notice of redemption, such date of redemption shall be automatically delayed or such notice of redemption shall be automatically rescinded, as applicable, and the redemption of the notes shall be automatically delayed or rescinded and cancelled, as applicable, as provided in such notice.
If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived. On and after the redemption date, interest will cease to accrue on Notes or portions of Notes called for redemption, unless the Issuer defaults in making the redemption payment or a condition precedent to the redemption is not satisfied or waived.
Open Market Purchases; No Mandatory Redemption or Sinking Fund
The Parent and the Issuer may at any time and from time to time purchase Notes in the open market or otherwise. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, it may be required to offer to purchase Notes pursuant to the covenants described under the caption “—Repurchase at the Option of Holders.”

Repurchase at the Option of Holders
Change of Control
If a Change of Control occurs, each holder of Notes will have the right, except as provided below, to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer to make a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase (the “Change of Control Purchase Date”), subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice.
Promptly following the expiration of the Change of Control Offer, the Issuer will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer.
Promptly after such acceptance, the Issuer will, on the Change of Control Purchase Date:
(1)    deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(2)    deliver or cause to be delivered to the trustee the Notes accepted for payment, together with an Officers’ Certificate stating the aggregate principal amount of such Notes or portions of Notes being purchased by the Issuer.
The paying agent will promptly mail or wire transfer to each holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to the unpurchased portion of the Notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Purchase Date unless the Issuer defaults in making the Change of Control Payment. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.
The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the indenture are applicable, except as described in the immediately following paragraph. Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the holders of Notes to require that the Issuer repurchase or redeem Notes in the event of a takeover, recapitalization or similar transaction.
The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer; (2) notice of redemption of all outstanding Notes has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price; or (3) in connection with or in contemplation of any Change of Control, the Issuer has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer. Notwithstanding anything to the contrary contained in the indenture, a Change of Control Offer or an Alternate Offer may be made in advance of a Change of Control and conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made. The closing date of any such Change of Control Offer or Alternate Offer made in advance of a Change of Control may be changed to conform to the actual closing date of the Change of Control; provided that such closing date is not earlier than 30 days nor later than 60 days from the date the Change of Control Offer notice is sent as described in the first paragraph of this section.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Parent and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Parent and its Subsidiaries taken as a whole to another Person may be uncertain.
The Credit Agreement contains, and future agreements may contain, direct or indirect prohibitions of certain events, including events that would constitute a Change of Control. The exercise by the holders of Notes of their right to require the Issuer to repurchase Notes upon a Change of Control could cause a default under these other agreements, even if the Change of Control itself does not, due to the financial effect of such repurchases on the Parent and its Subsidiaries. In the event a Change of Control occurs at a time when the Issuer is effectively prohibited from purchasing Notes, the Issuer could seek the consent of the relevant senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain a consent or repay those borrowings, the Issuer will remain effectively prohibited from purchasing Notes. In that case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, the Issuer’s ability to pay cash to the holders of Notes upon a repurchase may be limited by the Issuer’s then existing financial resources. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the notes upon a change of control.”
The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.
In the event that holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and the Issuer (or any third party making such Change of Control Offer or Alternate Offer in lieu of the Issuer as described above) purchases all of the Notes held by such holders, the Issuer will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to, but excluding, the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).
Asset Sales
The Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)    the Parent or any of its Restricted Subsidiaries, as the case may be, receives consideration (including by way of relief from, or any Person assuming responsibilities for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)    at least 75% of the aggregate consideration received in the Asset Sale by the Parent or such Restricted Subsidiary and all other Asset Sales consummated since the Issue Date is in the form of cash or Cash Equivalents or any combination thereof. For purposes of this provision, each of the following will be deemed to be cash:
(a)    any liabilities, as shown on the Parent’s most recent consolidated balance sheet or such Restricted Subsidiary’s most recent balance sheet, of the Parent or such Restricted Subsidiary (other than contingent liabilities and Subordinated Debt) that are assumed by the transferee of any such assets pursuant to a novation or indemnity agreement (or other legal documentation with the same effect) that releases the Parent or such Restricted Subsidiary from or indemnifies the Parent or such Restricted Subsidiary against further liability;
(b)    with respect to any Asset Sale of oil and natural gas properties by the Parent or any of its Restricted Subsidiaries where the Parent or such Restricted Subsidiary retains an interest in such property, the aggregate costs and expenses of the Parent or such Restricted Subsidiary related to the exploration, development, completion or production of such properties and activities related thereto that the transferee (or an Affiliate thereof) agrees to pay;
(c)    any securities, notes or other obligations received by the Parent or any such Restricted Subsidiary from such transferee that are converted by the Parent or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion;
(d)    any Capital Stock or assets of the kind referred to in clause (2) or (4) of the next paragraph; and
(e)    any Designated Non-cash Consideration received by the Parent or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (e), not to exceed an amount equal to 5.0% of the Parent’s Adjusted Consolidated Net Tangible Assets (determined at the time of receipt of such Designated Non-cash Consideration), with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Parent or one or more of its Restricted Subsidiaries may apply an amount equal to the amount of such Net Proceeds at its option to any combination of the following:
(1)    to repay, repurchase or redeem any Senior Debt;
(2)    to acquire all or substantially all of the assets, or any Capital Stock, of one or more other Persons primarily engaged in the Oil and Gas Business, if, after giving effect to any such acquisition of Capital Stock, such Person becomes a Restricted Subsidiary of the Parent;
(3)    to make capital expenditures in respect of the Parent’s or any of its Restricted Subsidiaries’ Oil and Gas Business; or
(4)    to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the Oil and Gas Business.
The requirement of clause (2), (3) or (4) of the immediately preceding paragraph shall be deemed to be satisfied if a bona fide binding contractual commitment to make the acquisition or capital expenditure referred to therein is entered into by the Parent or any of its Restricted Subsidiaries with a Person other than an Affiliate of the Parent within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such commitment within 180 days following the date such commitment is entered into.
Pending the final application of any Net Proceeds, the Parent or any of its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

An amount equal to the Net Proceeds from Asset Sales that are not applied or invested as provided in the second and third paragraphs of this section will constitute “Excess Proceeds.” Within 10 Business Days after the first date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, or earlier, at the Issuer’s option, the Issuer will make an offer (an “Asset Sale Offer”), with a copy to the trustee, to all holders of Notes and all holders of other Indebtedness of the Issuer that ranks pari passu in right of payment with the Notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem such Indebtedness with the proceeds of sales of assets, to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Notes and other Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and other pari passu Indebtedness to be purchased (or the lesser amount required under the agreements governing such other pari passu Indebtedness), plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, prepayment or redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent or any of its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of Notes, the trustee will select the Notes on a pro rata basis (except that any Notes represented by a Note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection unless otherwise required by law), based on the amounts tendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
The paying agent will promptly mail or wire transfer to each holder of Notes properly tendered the payment for such Notes in connection with an Asset Sale Offer (or, if all the Notes are then in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to the unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note so accepted for payment will cease to accrue interest on and after the date of payment for such Notes in connection with an Asset Sale Offer unless the Issuer defaults in making such payment.
The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.
Certain Covenants
Changes in Covenants if Notes Rated Investment Grade
If on any date following the Issue Date:
(1)    the Notes are rated Baa3 (or the equivalent) or better by Moody’s or BBB- (or the equivalent) or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Issuer, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer as a replacement agency for Moody’s or S&P, as the case may be); and
(2)    no Default or Event of Default shall have occurred and be continuing as of the date of the Officers’ Certificate referred to below,

then, upon delivery by the Issuer to the trustee of an Officers’ Certificate to the foregoing effect (the “Suspension Date”), subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will be suspended:
(1) “—Repurchase at the Option of Holders—Asset Sales”;
(2) “—Restricted Payments”;
(3) “—Incurrence of Indebtedness and Issuance of Preferred Stock”;
(4) “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;
(5) “—Designation of Restricted and Unrestricted Subsidiaries”;
(6) “—Transactions with Affiliates”; and
(7) clause (4) of the covenant described below under the caption “—Merger, Consolidation or Sale of Assets.”
During any period that the foregoing covenants have been suspended (the “Suspension Period”), the Parent’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption “—Designation of Restricted and Unrestricted Subsidiaries” or the second paragraph of the definition of “Unrestricted Subsidiary.”
Notwithstanding the foregoing, if the ratings assigned to the Notes by both such ratings agencies should subsequently decline to below Baa3 and BBB- (in each case, or the equivalent) from Moody’s or S&P, respectively, the foregoing covenants will be reinstituted as of and from the date (the “Reversion Date”) both such ratings were below such investment grade ratings. The Issuer will promptly upon its occurrence deliver to the trustee an Officers’ Certificate notifying the trustee of any Reversion Date. Calculations under the reinstated “Restricted Payments” covenant will be made as if the “Restricted Payments” covenant had been in effect since the Issue Date except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Furthermore, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been incurred or issued pursuant to clause (2) of the definition of “Permitted Debt.”
In addition, for purposes of the covenant described under “—Transactions with Affiliates,” all agreements and arrangements entered into by the Parent or any Restricted Subsidiary with an Affiliate of the Parent during the Suspension Period will be deemed to have been entered into prior to the Issue Date and permitted by clause (7) of such covenant, and for purposes of the covenant described under “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,” all contracts entered into during the Suspension Period that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Issue Date.
The trustee shall not have any obligation to monitor the ratings of the Notes, the occurrence or dates of any Suspension Date, any Suspension Period or Reversion Date any may rely conclusively on the Officers’ Certificates referred to above. The trustee shall not have any obligation to notify the holders of the occurrence or dates of any Suspension Date, any Suspension Period or any Reversion Date, but may provide a copy of such Officers’ Certificates to any holder of the notes upon request.
There can be no assurance that the Notes will ever achieve an investment grade rating or that any such rating will be maintained.
Restricted Payments
The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1) declare or pay any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Parent and (B) dividends or distributions payable to the Parent or a Restricted Subsidiary of the Parent);
(2) repurchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Parent) any Equity Interests of the Parent or any Parent Entity;
(3) make any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt (excluding (a) any intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries and (b) any such Subordinated Debt repaid, acquired or retired for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of payment, acquisition or retirement), except a payment of interest or principal at the Stated Maturity thereof; or
(4) make any Restricted Investment
(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(a) no Payment Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(b) the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and
(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2) through (12) of the next succeeding paragraph), is less than the sum, without duplication, of:
(i) 50% of the Consolidated Net Income of the Parent for the period (taken as one accounting period) from April 1, 2018 to the end of the Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
(ii) 100% of the aggregate net cash proceeds and the Fair Market Value of property or securities other than cash (including Capital Stock of Persons, other than the Parent or a Subsidiary of the Parent, engaged primarily in the Oil and Gas Business or other assets used or useful in the Oil and Gas Business), in each case received by the Parent since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Parent (other than (x) Disqualified Stock, (y) net cash proceeds received from an issuance or sale of such Equity Interests to a Subsidiary of the Parent or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Parent or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the date of determination) and (z) Excluded Contributions); plus
(iii) to the extent not already included in Consolidated Net Income for such period, if any Restricted Investment that was made by the Parent or any of its Restricted Subsidiaries after the Issue Date is sold for cash (other than to the Parent or any Subsidiary of the Parent) or otherwise cancelled, liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale, liquidation or repayment (less any out-of-pocket costs incurred in connection with any such sale); plus
(iv) the amount by which Indebtedness of the Parent or its Restricted Subsidiaries is reduced on the Parent’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Parent) subsequent to the Issue Date of any such Indebtedness for Equity Interests (other than

Disqualified Stock) of the Parent (less the amount of any cash, or the Fair Market Value of any other property (other than such Equity Interests), distributed by the Parent upon such conversion or exchange and excluding the net cash proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from the Parent or any Subsidiary), together with the net proceeds, if any, received by the Parent or any of its Restricted Subsidiaries upon such conversion or exchange; plus
(v) to the extent that any Unrestricted Subsidiary of the Parent designated as such after the Issue Date is redesignated as a Restricted Subsidiary pursuant to the terms of the indenture or is merged or consolidated with or into, or transfers or otherwise disposes of all of substantially all of its properties or assets to or is liquidated into, the Parent or a Restricted Subsidiary after the Issue Date, the lesser of, as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation, (A) the Fair Market Value of the Parent’s Restricted Investment in such Subsidiary (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation and (B) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus
(vi) any dividends or distributions received in cash by the Parent or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary of the Parent, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Parent for such period.
The preceding provisions will not prohibit:
(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the indenture;
(2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent) of, Equity Interests of the Parent (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Parent, with a sale or contribution being deemed to be substantially concurrent if the applicable Restricted Payment occurs within 120 days thereof; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of clause (c)(ii) of the immediately preceding paragraph and will not be considered to be net cash proceeds from an Equity Offering for purposes of the “Optional redemption” provisions of the indenture;
(3) the payment of any dividend or distribution by a Restricted Subsidiary of the Parent to the holders of its Equity Interests on a pro rata basis or a basis more favorable to the Parent and its Restricted Subsidiaries;
(4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt (including the payment of any required premium and any fees and expenses incurred in connection with such repurchase, redemption, defeasance or other acquisition or retirement) with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
(5) repurchases of Subordinated Debt at a purchase price not greater than (i) 101% of the principal amount of such Subordinated Debt in the event of a Change of Control or (ii) 100% of the principal amount of such Subordinated Debt in the event of an Asset Sale, in each case, plus accrued and unpaid interest thereon, to the extent required by the terms of such Subordinated Debt, but only if:
(a) in the case of a Change of Control, the Parent and the Issuer have first complied with and fully satisfied their respective obligations under the indenture provisions described under “—Repurchase at the Option of Holders—Change of Control”; or

(b) in the case of an Asset Sale, the Parent and the Issuer have complied with and fully satisfied their respective obligations in accordance with the indenture provisions described under “—Repurchase at the Option of Holders—Asset Sales”;
(6) so long as no Payment Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent or any Restricted Subsidiary of the Parent or any Parent Entity held by any current or former officer, director or employee of the Parent or any of its Restricted Subsidiaries or any Parent Entity pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, compensation agreement or arrangement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $7.5 million in any twelve-month period (with unused amounts in any twelve-month period being carried over to succeeding twelve-month periods);
(7) the repurchase of Equity Interests of Parent or any Restricted Subsidiary or any Parent Entity deemed to occur upon the exercise of stock or other equity options or units to the extent such Equity Interests represent a portion of the exercise price of those stock or other equity options or units and any repurchase or other acquisition of such Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants, incentives or other rights to acquire such Equity Interests;
(8) so long as no Payment Default or Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Parent or any Preferred Stock of any Restricted Subsidiary of the Parent issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;
(9) payments of cash, dividends, distributions, advances or other Restricted Payments by the Parent or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;
(10) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of all or substantially all of the assets of the Parent that complies with the provisions described under the caption “—Merger, Consolidation or Sale of Substantially All Assets”;
(11) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $50.0 million since the Issue Date; and
(12) Restricted Payments in an aggregate amount not to exceed the aggregate amount of Excluded Contributions received since the Issue Date.
The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a non-cash dividend or distribution, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined, in the case of amounts under $40.0 million, by an officer of the Parent and, in the case of amounts of $40.0 million or more, by the Board of Directors of the Parent whose resolution with respect thereto will be delivered to the trustee. For purposes of determining compliance with the foregoing covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (12) of this covenant, or is permitted pursuant to the first paragraph of this covenant, the Parent will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or other such transaction (or portion thereof) on the date made or later reclassify such Restricted Payment or other such transaction (or portion thereof) in any manner that complies with this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock
The Parent will not, and will not permit any of its Restricted Subsidiaries to, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur’) any Indebtedness (including Acquired Debt), and the Parent will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Parent may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Issuer and the other Guarantors may incur Indebtedness (including Acquired Debt) or issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.
Notwithstanding the foregoing, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, “Permitted Debt”):
(1) the incurrence by the Parent and any Restricted Subsidiary of Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent and the Guarantors thereunder) not to exceed the greatest of (i) $650.0 million, (ii) the Borrowing Base in effect under the Credit Agreement at the time of incurrence and (iii) $250.0 million plus 35.0% of the Parent’s Adjusted Consolidated Net Tangible Assets (determined as of the date of such incurrence after giving pro forma effect to such incurrence and the application of the proceeds therefrom);
(2) the incurrence by the Parent or any of its Restricted Subsidiaries of the Existing Indebtedness;
(3) the incurrence by the Issuer of Indebtedness represented by the old notes that were issued on May 8, 2018, any Exchange Notes to be issued by the Issuer pursuant to a Registration Rights Agreement and the incurrence by any Guarantor of any Note Guarantees thereof;
(4) the incurrence by the Parent or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, improvement, deployment, repair, refurbishment or modification of property, plant or equipment or furniture, fixtures and equipment, in each case, used in the business of the Parent or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (i) $50.0 million and (ii) 5.0% of the Parent’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence;
(5) the incurrence by the Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) of the Parent or any of its Restricted Subsidiaries or any Disqualified Stock of the Parent, in each case that was incurred under the first paragraph of this covenant or clause (2), (3), (4), (5) or (14) of this paragraph;
(6) the incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries; provided, however, that:
(a) if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

(b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or a Restricted Subsidiary of the Parent and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Parent nor a Restricted Subsidiary of the Parent, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
(7) the issuance by any of the Parent’s Restricted Subsidiaries to the Parent or to any of its Restricted Subsidiaries of any Preferred Stock; provided, however, that:
(a) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Parent or a Restricted Subsidiary of the Parent; and
(b) any sale or other transfer of any such Preferred Stock to a Person that is not either the Parent or a Restricted Subsidiary of the Parent, will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);
(8) the incurrence by the Parent or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of the Oil and Gas Business and not for speculative purposes;
(9) the Guarantee by the Parent or any of its Restricted Subsidiaries of Indebtedness of the Parent or a Restricted Subsidiary of the Parent to the extent that the Guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being Guaranteed is subordinated in right of payment to or pari passu with the Notes, then the Guarantee must be subordinated in right of payment or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;
(10) the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds, and completion guarantees provided by the Parent or a Restricted Subsidiary of the Parent in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds, obligations or workers’ compensation claims in the ordinary course of business;
(11) the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;
(12) the incurrence by the Parent or any of its Restricted Subsidiaries of in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;
(13) any obligation arising from agreements of the Parent or any Restricted Subsidiary of the Parent providing for indemnification, adjustment of purchase price, earn outs or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted by the indenture; provided that such obligation is not reflected as a liability on the face of the balance sheet of the Parent or any Restricted Subsidiary;
(14) any Permitted Acquisition Indebtedness; and
(15) the incurrence by the Parent or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Parent of any Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock issued pursuant to this clause (15), not to exceed, at any one time outstanding, the greater of (i) $75.0 million and (ii) 5.0% of the Parent’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance.
The Parent will not incur, and will not permit the Issuer or any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Parent, the Issuer or a Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Parent, the Issuer or a Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.
For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Parent will be permitted to divide, classify and reclassify such item of Indebtedness on the date of its incurrence, or later redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been initially incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or Preferred Stock or Disqualified Stock dividends or distributions, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock or Disqualified Stock as Indebtedness due to a change in accounting principles, and the payment of dividends or distributions on Preferred Stock or Disqualified Stock in the form of additional shares or units of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Parent as accrued to the extent required by the definition of such term.
Liens
The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien (an “Initial Lien”) of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets now owned or hereafter acquired, unless the Notes or any Note Guarantee of the Parent or such Restricted Subsidiary, as applicable, are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by the Initial Lien.
Any Lien created for the benefit of the holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.
Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
The Parent will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1) pay dividends or make any other distributions on its Capital Stock to the Parent or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Parent or any of its Restricted Subsidiaries; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends, distributions or liquidating distributions before dividends, distributions or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this covenant;
(2) make loans or advances to the Parent or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Parent or any of its Restricted Subsidiaries to other Indebtedness incurred by the Parent or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or
(3) sell, lease or transfer any of its properties or assets to the Parent or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:
(1) agreements governing Existing Indebtedness and the Credit Agreement as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained in the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not in the good faith judgment of an officer of the Parent materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;
(2) the indenture, the Notes and the Note Guarantees;
(3) agreements governing other Indebtedness or Disqualified Stock permitted to be incurred under the provisions of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained therein are, in the reasonable good faith judgment of an officer of the Parent, either (a) not materially more restrictive, taken as a whole, than those contained in the indenture, the Notes and the Note Guarantees or the Credit Agreement as in effect on the Issue Date or (b) not reasonably likely to have a material adverse effect on the ability of the Parent to make required payments on the Notes;
(4) applicable law, rule, regulation, permit, license, order or similar restriction;
(5)(a) any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisition, and (b) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Parent or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided, that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of an officer of the Parent, no more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;
(6) customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case, entered into in the ordinary course of business;
(7) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;
(8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;
(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the reasonable good faith judgment of an officer of the Parent, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(10) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;
(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Parent’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;
(12) encumbrances or restrictions applicable only to a Restricted Subsidiary that is not a Domestic Subsidiary;
(13) encumbrances or restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;
(14) customary encumbrances and restrictions contained in agreements of the types described in the definition of “Permitted Business Investments”;
(15) agreements governing Hedging Obligations incurred in the ordinary course of the Oil and Gas Business and not for speculative purposes; and
(16) any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Parent or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary.
Merger, Consolidation or Sale of Assets
Neither the Parent nor the Issuer will (1) consolidate or merge with or into another Person (regardless of whether the Parent or the Issuer, as the case may be, is the surviving Person), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1)    either: (a) the Parent or the Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Parent or the Issuer, as the case may be) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States of America, any state of the United States of America or the District of Columbia; and, if none of the Parent, the Issuer or such entity is a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;
(2)    the Person formed by or surviving any such consolidation or merger (if other than the Parent or the Issuer, as the case may be) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Parent or the Issuer, as the case may be, under the Notes and the indenture pursuant to a supplemental indenture, in form reasonably satisfactory to the trustee;
(3)    immediately after giving effect to such transaction, no Default or Event of Default exists;
(4)    the Parent or the Person formed by or surviving any such consolidation or merger (if other than the Parent or the Issuer), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (b) have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio for the Parent for such four-quarter period; and
(5)    the Issuer shall have delivered to the trustee an Officers’ Certificate stating that such transaction and such supplemental indenture (if any) comply with the indenture.
Notwithstanding the foregoing, compliance with this “Merger, Consolidation or Sale of Assets” covenant will not be required with respect to (1) any statutory conversion of the Parent or the Issuer to another form of entity or (2) any sale, assignment, transfer, conveyance, lease or other disposition of properties or assets between or among the Parent and its Restricted Subsidiaries. Clauses (3) and (4) of the first paragraph of this covenant will not apply to any merger or consolidation of the Parent or the Issuer (1) with or into a Restricted Subsidiary for any purpose or (2) with or into an Affiliate solely for the purpose of reorganizing the Parent or the Issuer in another jurisdiction.
Upon any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Parent or the Issuer in accordance with the foregoing in which the Parent or the Issuer, as the case may be, is not the surviving entity, the surviving Person formed by such consolidation or into or with which the Parent or the Issuer, as the case may be, is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Parent or the Issuer, as the case may be, under the indenture with the same effect as if such surviving Person had been named as the Parent or the Issuer, as the case may be, in the indenture, and thereafter (except in the case of a lease of all or substantially all of the Parent’s properties or assets), the Parent or the Issuer, as the case may be, will be relieved of all obligations and covenants under the indenture and the Notes.
Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.
Transactions with Affiliates
The Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Parent involving aggregate consideration in any single transaction or series of related transactions in excess of $5.0 million (each, an “Affiliate Transaction”), unless:
(1)    the Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of the Parent, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Parent or the relevant Restricted Subsidiary from a financial point of view; and
(2)    the Parent delivers to the trustee:
(a)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million but less than or equal to $40.0 million, an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant; and
(b)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, a resolution of the Board of Directors of the Parent set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Parent, if any.
The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
(1)    any employment or consulting agreement, employee benefit plan, officer or director indemnification, compensation or severance agreement or any similar arrangement entered into by the Parent or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;
(2)    transactions between or among the Parent or its Restricted Subsidiaries;

(3)    transactions with a Person (other than an Unrestricted Subsidiary of the Parent) that is an Affiliate of the Parent solely because the Parent owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
(4)    payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Parent or any of its Restricted Subsidiaries or any Parent Entity;
(5)    any issuance of Equity Interests (other than Disqualified Stock) of the Parent to Affiliates of the Parent;
(6)    Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments” and any Permitted Investment;
(7)    transactions effected in accordance with the terms of the agreements in effect on the Issue Date, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is not materially less favorable, taken as a whole, to the Parent and its Restricted Subsidiaries than the agreement so amended or replaced;
(8)    payments to an Affiliate in respect of the Notes or any other Indebtedness of the Parent or any of its Restricted Subsidiaries on the same basis as concurrent payments are made or offered to be made in respect thereof to non-Affiliates;
(9)    loans or advances to or reimbursements of expenses incurred by employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business;
(10)    transactions between the Parent or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of the Parent, a Restricted Subsidiary or a Parent Entity, and such director is the sole cause for such other Person to be deemed an Affiliate of the Parent or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of the Parent on any transaction with such other Person;
(11)    in the case of contracts for exploring for, producing, marketing, storing, gathering, transporting or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts entered into in the ordinary course of business and otherwise in compliance with the terms of the indenture which are fair to the Parent and its Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in either case in the reasonable determination of the Board of Directors of the Parent or an officer thereof;
(12)    transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Parent or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with an unrelated Person, as determined in good faith by the Parent, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and
(13)    any transaction in which the Parent or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Parent or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph.
Additional Note Guarantees
If the Parent or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date and such Restricted Subsidiary Guarantees Indebtedness of the Issuer or any Guarantor (including the Parent) under a Credit Facility, then, in either case, that Restricted Subsidiary will become a Guarantor by executing a supplemental indenture in substantially the form specified in the indenture within 30 days after the date that Restricted Subsidiary was acquired or created or on which it guaranteed such

Indebtedness. Any such Note Guarantee shall be subject to provisions, including the release provisions, described under “—Note Guarantees.”
Designation of Restricted and Unrestricted Subsidiaries
The Board of Directors of the Parent may designate any Restricted Subsidiary (other than the Issuer) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be either (1) an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or (2) a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Parent. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors of the Parent giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the requirements as an Unrestricted Subsidiary in the definition thereof, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture, and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Parent as of such date. If such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Parent will be in default of such covenant.
The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Parent; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period and (2) no Default or Event of Default would be in existence following such designation.
Reports
Regardless of whether required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Parent will furnish to the holders of Notes or cause the trustee to furnish to the holders of Notes, within the time periods specified in the SEC’s rules and regulations:
(1)    all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Parent were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Parent’s certified independent accountants; and
(2)    all current reports that would be required to be filed with the SEC on Form 8-K if the Parent were required to file such reports.
The availability of the foregoing reports on the SEC’s EDGAR filing system or on a website maintained by the Parent (which may be password protected provided reasonable access is given to holders of Notes) will be deemed to satisfy the foregoing delivery requirements.
The Parent will schedule a conference call not more than ten Business Days following the release of each report containing the financial information referred to in clause (1) above, to discuss the information contained in such report. The Parent shall be permitted to combine this conference call with any other conference call for other debt or equity holders or lenders of the Parent or its Subsidiaries. The Parent will either publicly announce such call with instructions for access or otherwise take reasonable steps to notify holders of Notes about such call and provide them and prospective investors in the Notes with instructions to obtain access, in each case no later than each delivery of reports pursuant to clause (1) above.
For the avoidance of doubt, (a) any such reports or other information delivered pursuant to the foregoing will not be required to contain the separate financial information for Guarantors as contemplated by Rule 3-10 of Regulation S-X or any financial statements of unconsolidated subsidiaries or 50% or less owned persons as contemplated by Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X, or in each case any successor provisions and (b) such information shall not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein.
If the Parent has designated any of its Subsidiaries that, individually or taken together would be a Significant Subsidiary, as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include, to the extent material, a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Parent. No certifications or attestations concerning the financial statements or disclosure controls and procedures or internal controls that would otherwise be required pursuant to the Sarbanes-Oxley Act of 2002 will be required, and nothing contained herein or in the indenture shall otherwise require the Parent to comply with the terms of the Sarbanes-Oxley Act of 2002, in each case, at any time when it would not otherwise be subject to such statute.
Notwithstanding the foregoing, the above requirements may be satisfied by the filing with the SEC for public availability by any Parent Entity of a Registration Statement on Form S-1, Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K, containing the required information with respect to the Parent, provided that any such financial information of such Parent Entity contains information reasonably sufficient to identify the material differences, if any, between the financial information of such Parent Entity, on the one hand, and the Parent and its Subsidiaries on a stand-alone basis, on the other hand.
Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any report required by this covenant shall be deemed cured (and the Parent shall be deemed to be in compliance with this covenant) upon filing or posting such report as contemplated by this covenant (but without regard to the date on which such report is so filed or posted); provided that such cure shall not otherwise affect the rights of the holders under “—Events of Defaults and Remedies” if the principal of, premium, if any, on, and interest on, the Notes have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure.
In addition, the Parent shall furnish to noteholders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended (the “Securities Act”) so long as the Notes are not freely transferable under the Securities Act.
Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt thereof shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s, the Parent’s, any Guarantor’s or any other person’s compliance with any of the covenants under the indenture or the Notes (as to which the trustee is entitled to rely exclusively on Officers’ Certificates). The trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s, the Parent’s, any Guarantor’s or any other person’s compliance with any of the covenants described herein or to determine whether such reports, information or documents have been posted on any website or other online data system or filed with the SEC or to participate in any conference calls.

Events of Default and Remedies
Each of the following is an “Event of Default”:
(1)    default for 30 days in the payment when due of interest on the Notes;
(2)    default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;
(3)    failure by the Issuer to comply with its obligations to offer to purchase or to purchase Notes under the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales” or the failure by the Issuer or the Parent to comply with its obligations under “—Certain Covenants—Merger, Consolidation or Sale of Assets”;
(4)    failure by the Parent for 180 days after notice from the trustee or holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with the provisions described under “—Certain Covenants—Reports”;
(5)    failure by the Parent or the Issuer for 60 days after notice to the Parent by the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any other agreements in the indenture;
(6)    default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Parent or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Parent or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:
(a)    is caused by a failure to pay principal of, premium, if any, on, or interest on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (as used in this clause (6), a “payment default”); or
(b)    results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $35.0 million or more; provided, however, that if, (i) any such payment default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid, in each case during the 30 day period commencing upon the end of any applicable grace period for such payment default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (and any acceleration of the Notes) caused by such payment default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;
(7)    failure by the Parent or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $35.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;
(8)    except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and
(9)    certain events of bankruptcy or insolvency described in the indenture with respect to the Parent, the Issuer or any other Restricted Subsidiary of the Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary.
In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Parent, the Issuer, any other Restricted Subsidiary of the Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary, then the principal of and accrued and unpaid interest on all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable immediately.
The holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the trustee may, on behalf of the holders of all the Notes, rescind an acceleration and its consequences under the indenture, if, among other things, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, on, and interest on, the Notes that has become due solely by such declaration of acceleration, have been cured or waived.
If a Default or Event of Default occurs and is continuing and is known to the trustee, the trustee must send to each holder notice of the Default or Event of Default within 90 days after it occurs. The trustee, however, may withhold from holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium, if any, on or interest on the Notes.
Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of Notes unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a Note may pursue any remedy with respect to the indenture or the Notes unless:
(1)    such holder has previously given the trustee written notice that an Event of Default is continuing;
(2)    holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the trustee to pursue the remedy;
(3)    such holder or holders offer and, if requested, provide to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;
(4)    the trustee does not comply with such request within 60 days after receipt of the request and the offer, or provision if requested, of security or indemnity; and
(5)    during such 60-day period, holders of a majority in aggregate principal amount of the then outstanding Notes do not give the trustee a direction inconsistent with such request.
The Parent will be required to deliver to the trustee annually an Officers’ Certificate regarding compliance with the indenture. Within ten Business Days of any officer of the Parent becoming aware of any Default or Event of Default, the Parent will be required to deliver to the trustee a statement specifying such Default or Event of Default and what action the Parent intends to take, if any, regarding such Default or Event of Default.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder or other owner of any Capital Stock of the Issuer, the Parent or any other Guarantor, as such, will have any liability for any obligations of the Issuer, the Parent or the other Guarantors under the Notes, the indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Legal Defeasance and Covenant Defeasance
The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)    the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, on, or interest on, such Notes when such payments are due from the trust referred to below;
(2)    the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(3)    the rights, powers, trusts, duties and immunities of the trustee under the indenture and the Issuer’s and the Guarantors’ obligations in connection therewith; and
(4)    the Legal Defeasance provisions of the indenture.
In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer, the Parent and the other Guarantors released with respect to the provisions of the indenture described above under “—Repurchase at the Option of Holders” and under “—Certain Covenants” (other than the covenant described under “—Certain Covenants—Merger, Consolidation or Sale of Assets,” except to the extent described below) and the limitation imposed by clause (4) under “—Certain Covenants—Merger, Consolidation or Sale of Assets” (such release and termination being referred to as “Covenant Defeasance”) and thereafter any failure to comply with such obligations or provisions will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, the Events of Default described under clauses (4) through (8) under the caption “—Events of Default and Remedies” and the Event of Default described under clause (9) under the caption “—Events of Default and Remedies” (but only with respect to Subsidiaries of the Parent (other than the Issuer)), in each case, will no longer constitute an Event of Default with respect to the Notes. If the Issuer exercises either its Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any Obligations under the indenture, including its Obligations in respect of its Note Guarantee.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)    the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the trustee, to pay the principal of, premium, if any, on, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to such stated date for payment or to a particular redemption date;
(2)    in the case of Legal Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuer received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)    in the case of Covenant Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)    no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;
(6)    the Issuer must deliver to the trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others;
(7)    the Issuer must deliver to the trustee an Officers’ Certificate, stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and
(8)    the Issuer must deliver to the trustee an opinion of counsel, stating that all conditions precedent set forth in clauses (2), (3) and (5) of this paragraph have been complied with.
Amendment, Supplement and Waiver
Except as provided below, the indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event of Default or compliance with any provision of the indenture, the Notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).
Without the consent of each holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting holder):
(1)    reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;
(2)    reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except provisions relating to minimum required notice of optional redemption); provided, however, that the covenants described above under the caption “—Repurchase at the Option of Holders,” shall not be deemed to be provisions with respect to the redemption of the Notes;
(3)    reduce the rate of or change the time for payment of interest on any Note;
(4)    waive a Default or Event of Default in the payment of principal of, premium, if any, on, or interest on, the Notes (except a rescission of acceleration of the Notes by the holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the Payment Default that resulted from such acceleration);
(5)    make any Note payable in money other than that stated in the Note;
(6)    make any change in the provisions of the indenture relating to waivers of past Defaults or amend the contractual rights of holders of Notes expressly set forth in the indenture to receive payments of principal of, premium, if any, on, or interest on, the Notes (other than as permitted by clause (7) below);
(7)    waive a redemption payment with respect to any Note; provided, however, that any purchase or repurchase of Notes, including pursuant to the covenants described above under the caption “—Repurchase at the Option of Holders,” shall not be deemed a redemption of Notes;
(8)    release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or
(9)    make any change in the preceding amendment, supplement or waiver provisions.
For the avoidance of doubt, no amendment to, or deletion of any of the covenants described under “—Certain Covenants,” or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any rights of any holder of Notes to receive payment of principal of, or premium, if any, or interest, if any, on, the Notes or to institute suit for the enforcement of payment on or with respect to such holder’s Notes.
Notwithstanding the preceding, without the consent of any holder of Notes, the Issuer, the Guarantors and the trustee may amend or supplement the indenture, the Notes or the Note Guarantees:
(1)    to cure any ambiguity, defect or inconsistency, as evidenced by an Officers’ Certificate;
(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes;
(3)    to provide for the assumption of the Issuer’s or a Guarantor’s obligations to holders of Notes and Note Guarantees in the case of a merger or consolidation or disposition of all or substantially all of the Issuer’s or such Guarantor’s properties or assets, as applicable;
(4)    to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights in any material respect under the indenture of any holder of Notes, including to comply with requirements of the SEC or DTC in order to maintain the transferability of the Notes pursuant to Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act ;
(5)    to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
(6)    to conform the text of the indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Issuer’s offering memorandum dated April 25, 2018 relating to the issuance of the old notes on May 8, 2018;
(7)    to provide for the issuance of Additional Notes in accordance with the limitations set forth in the indenture as of the Issue Date;
(8)    to secure the Notes or the Note Guarantees pursuant to the requirements of the covenant described above under the subheading “—Certain Covenants—Liens”;
(9)    to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the indenture;
(10)    add covenants of the Parent and its Restricted Subsidiaries or Events of Default for the benefit of holders or to make changes that would provide additional rights to the holders or to surrender any right or power conferred upon the Parent or any Restricted Subsidiary; or
(11)    to evidence or provide for the acceptance of appointment under the indenture of a successor trustee.
The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the indenture requiring the approval of the holders becomes effective, the Issuer will send to the holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.
Satisfaction and Discharge
The indenture will be satisfied and discharged and will cease to be of further effect as to all Notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified in the indenture), when:
(1)    either:
(a)    all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the trustee for cancellation; or

(b)    all Notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities or a combination thereof in such amounts as will be sufficient, without consideration of any reinvestment of interest (which, in the case of a deposit of Government Securities, will be based on the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the trustee), to pay and discharge the entire Indebtedness on the Notes not delivered to the trustee for cancellation for principal of, premium, if any, on, or interest on, the Notes to, but excluding, the date of Stated Maturity or redemption; provided that if such redemption is made as provided in the third paragraph under “—Optional Redemption,” (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined by such date (any such amount, the “Applicable Premium Deficit”) (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such Applicable Premium Deficit is in fact paid); provided, further, that the trustee shall have no liability whatsoever in the event that such Applicable Premium Deficit is not in fact paid after any satisfaction and discharge of the indenture. Any Applicable Premium Deficit will be set forth in an Officers’ Certificate delivered to the trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption;
(2)    the Issuer or any Guarantor has paid or caused to be paid all other sums payable by the Issuer and the Guarantors under the indenture; and
(3)    the Issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or on the redemption date, as the case may be.
In addition, the Issuer must deliver (a) an Officers’ Certificate stating that all conditions precedent set forth in clauses (1) through (3) above have been satisfied and (b) an opinion of counsel stating that the condition precedent set forth in clause (3) above has been satisfied.
Concerning the Trustee
Wells Fargo Bank, National Association is the trustee under the indenture.
If the trustee becomes a creditor of the Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.
The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to certain exceptions. In case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs under the circumstances. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of Notes, unless such holder has offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense.

Governing Law
The indenture, the Notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.
Book-Entry, Delivery and Form
The new notes will be issued initially only in the form of one or more global notes (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).
The Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
DTC has advised the Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised the Issuer that, pursuant to procedures established by it:
(1)    upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and
(2)    ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).
Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their depositories, which are Euroclear Bank S.A./N.V, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuer, the Guarantors and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the Guarantor, the trustee nor any agent of the Issuer, the Guarantors or the trustee has or will have any responsibility or liability for:
(1)    any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or
(2)    any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised the Issuer that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, the Issuer or the Guarantor. Neither the Issuer, the Guarantors nor the trustee will be liable for any delay by DTC, its nominee or any Participant or Indirect Participant in identifying the beneficial owners of the notes, and the Issuer, the Guarantor and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
DTC has advised the Issuer that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes,

DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuer, the Guarantors, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000, if:
(1)    DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either event, the Issuer fails to appoint a successor depositary within 90 days;
(2)    the Issuer, at its option but subject to DTC’s requirements, notifies the trustee in writing that they elect to cause the issuance of the Certificated Notes; or
(3)    there has occurred and is continuing an Event of Default, and DTC notifies the trustee of its decision to exchange such Global Note for Certificated Notes.
In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).
Neither the Issuer, the Guarantors nor the trustee will be liable for any delay by DTC, its nominee or any Participant or Indirect Participant in identifying the beneficial owners of interests in Global Notes, and the Issuer, the Guarantors and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including, without limitation, with respect to the registration and delivery, and the respective principal amounts, of the Certificated Notes to be issued.
Exchange of Certificated Notes for Global Notes
Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the indenture.
Same-Day Settlement and Payment
The Issuer will make payments in respect of the notes represented by the Global Notes (including principal, interest and premium, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuer will make all payments of principal, interest and premium, if any, with respect to Certificated Notes in the manner described above under “—Methods of Receiving Payments on the Notes.” The notes represented by the Global Notes are eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions
Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.
“Acquired Debt” means, with respect to any specified Person:
(1)    Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, regardless of whether such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but excluding Indebtedness that is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specified Person; and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Adjusted Consolidated Net Tangible Assets” means, with respect to any specified Person as of any date of determination, without duplication:
(a)    the sum of:
(i)    the discounted future net revenues from Proved Reserves of such Person and its Restricted Subsidiaries calculated in accordance with SEC guidelines (before any state or federal or foreign income taxes) as estimated in a reserve report prepared as of the end of such Person’s most recently completed fiscal year (or, if such date of determination is within 45 days after the end of such most recently completed fiscal year and no reserve report as of the end of such fiscal year has at the time been prepared or audited by independent petroleum engineers, the Person’s second preceding fiscal year) or, at such Person’s option, such Person’s most recently completed fiscal quarter for which internal financial statements are available, in each case, which reserve report is prepared or audited by independent petroleum engineers as to Proved Reserves accounting for at least 80% of all such discounted future net revenues and by such Person’s petroleum engineers with respect to any other Proved Reserves covered by such report, and as increased by, as of the date of determination, the estimated discounted future net revenues from:
(A)    estimated Proved Reserves of such Person and its Restricted Subsidiaries acquired since the date of such year-end or quarterly reserve report, as applicable, and
(B)    estimated Proved Reserves of such Person and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of Proved Reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end or quarterly reserve report, as applicable, due to exploration, development or exploitation, production or other activities that would, in accordance with standard industry practice, cause such revisions, and decreased by, as of the date of determination, the discounted future net revenue attributable to:
(C)    estimated Proved Reserves of such Person and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such year-end or quarterly reserve report, as applicable, and
(D)    reductions in estimated Proved Reserves of such Person and its Restricted Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of Proved Reserves since the date of such year-end or quarterly reserve report, as applicable, due to changes in geological conditions or other factors that would, in accordance with standard industry practice, cause such revisions;
in the case of the preceding clauses (A) through (D), calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices utilized in such year-end or quarterly reserve report, as applicable) and estimated by such Person’s petroleum engineers or any independent petroleum engineers engaged by such Person for such purpose;

(ii)    the capitalized costs that are attributable to oil and gas properties of such Person and its Restricted Subsidiaries to which no Proved Reserves are attributable, based on such Person’s books and records as of a date no earlier than the last day of such Person’s most recent quarterly or annual period for which internal financial statements are available;
(iii)    the Consolidated Net Working Capital of such Person and its Restricted Subsidiaries as of a date no earlier than the last day of such Person’s most recent quarterly or annual period for which internal financial statements are available; and
(iv)    the greater of:
(A)    the net book value, and
(B)    the appraised value, as estimated by independent appraisers, in each case, of other tangible assets (including Investments in unconsolidated Subsidiaries) of such Person and its Restricted Subsidiaries as of a date no earlier than the last day of such Person’s most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, such Person will not be required to obtain such an appraisal and only clause (iv)(A) of this clause (iv) will apply, minus, to the extent not otherwise taken into account in the immediately preceding clause (a),
(b) the sum of
(i) minority interests;
(ii)    any net gas balancing liabilities of such Person and its Restricted Subsidiaries as of the last day of such Person’s most recent annual or quarterly period for which internal financial statements are available;
(iii)    to the extent included in clause (a)(i) above, the discounted future net revenues, calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices and costs utilized in such Person’s year-end or quarterly reserve report, as applicable), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of such Person and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and
(iv)    the discounted future net revenues, calculated on a pre-tax basis in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price and cost assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of such Person and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.
If such Person changes its method of accounting from the successful efforts method to the full costs method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if such Person were still using the successful efforts method of accounting.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Applicable Premium” means, with respect to any Note at any redemption date, the greater of:
(1)    1.0% of the principal amount of the Notes; or
(2)    the excess, if any, of:
(a)    the present value at such time of (i) the redemption price of the Note at May 1, 2021, (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the Note through May 1, 2021, (in each case, excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such time plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months); over
(b)    the principal amount of the Note.
“Asset Sale” means:
(1)    the sale, lease, conveyance or other disposition of any assets or rights by the Parent or any of the Parent’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Parent and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” or “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sales covenant; and
(2) the issuance of Equity Interests by any of the Parent’s Restricted Subsidiaries (other than directors’ qualifying shares) or the sale by the Parent or any of the Parent’s Restricted Subsidiaries of Equity Interests in any of the Parent’s Restricted Subsidiaries, other than Preferred Stock issued in compliance with the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
(1)    any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20.0 million;
(2)    a transfer of assets between or among the Parent and its Restricted Subsidiaries;
(3)    an issuance or disposition of Equity Interests by a Restricted Subsidiary of the Parent to the Parent or to a Restricted Subsidiary of the Parent;
(4)    the sale, lease or other disposition of equipment, inventory, products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out, surplus or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property) that is, in the reasonable judgment of the Parent, no longer economically practicable to maintain or useful in the conduct of the business of the Parent and its Restricted Subsidiaries taken as whole;
(5)    licenses and sublicenses by the Parent or any of its Restricted Subsidiaries of software or intellectual property, including seismic data and interpretations thereof, in the ordinary course of business;
(6)    any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims;
(7)    the granting of Liens not prohibited by the covenant described above under the caption “—Certain Covenants—Liens” and dispositions in connection with such Liens;
(8)    the sale or other disposition of cash or Cash Equivalents or other financial instruments;
(9)    a Restricted Payment (or a payment that would be a Restricted Payment but for an exception to the definition thereof) that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;
(10)    sale or other disposition of Hydrocarbons or other mineral products in the ordinary course of business;
(11)    any Asset Swap;
(12)    dispositions of oil and natural gas properties; provided that at the time of any such disposition such properties do not have associated with them any Proved Reserves;
(13)    any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the

Parent or a Restricted Subsidiary of the Parent, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;
(14)    the abandonment, farm-out, lease or sublease of developed or undeveloped Oil and Gas Properties in the ordinary course of business or which are usual and customary in the Oil and Gas Business generally or in the geographic region in which such activities occur, including pursuant to any agreement or arrangement described in the definition of Permitted Business Investments;
(15)    any sale or other disposition of Equity Interests in or Indebtedness of an Unrestricted Subsidiary;
(16)    the early termination or unwinding of any Hedging Obligations; and
(17)    any disposition due to a casualty or condemnation or other involuntary transfer.
“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Parent or any of its Restricted Subsidiaries and another Person; provided, that the Fair Market Value of the properties or assets traded or exchanged by the Parent or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Parent or such Restricted Subsidiary, and provided, further, that any net cash received must be applied in accordance with the provisions described above under the caption “—Repurchase at the Option of Holders—Asset Sales” if then in effect.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the board of directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the board of managers thereof or if there is no such board, the managing member or members or any controlling committee of managing members thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrowing Base” means, with respect to borrowings under the Credit Agreement and any amendment to and/or modification or replacement of the foregoing in the form of a reserve-based borrowing base credit facility, in each case with lenders that include commercial banks regulated by the U.S. Office of the Comptroller of the Currency, the maximum amount determined or re-determined by the lenders thereunder as the aggregate lending value to be ascribed to the Oil and Gas Properties and other assets of the Parent and its Restricted Subsidiaries against which such lenders are prepared to provide loans, letters of credit or other Indebtedness to the credit parties, using customary practices and standards for determining reserve-based borrowing base loans and which are generally applied to borrowers in the Oil and Gas Business by commercial lenders, as determined semi-annually during each year and/or on such other occasions as may be required or provided for therein.
“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. Notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease pursuant to GAAP as in effect on the Issue Date will be deemed not to represent a Capital Lease Obligation.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means:
(1)    United States dollars;
(2)    Government Securities having maturities of not more than one year from the date of acquisition;
(3)    certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the United States of America, in each case having combined capital and surplus of at least $100.0 million and a short term deposit rating no lower than A2 or P2 by S&P or Moody’s, respectively;
(4)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)    commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of creation thereof; and
(6)    money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.
“Change of Control” means the occurrence of any of the following:
(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Subsidiaries taken as a whole to any Person other than a Restricted Subsidiary of the Parent or a Qualifying Owner (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)), which occurrence is followed by a Rating Decline within 90 days thereafter;
(2)    the adoption of a plan relating to the liquidation or dissolution of the Parent; or
(3)    the consummation of any transaction (including any merger or consolidation), the result of which is that any Person (including any “person” as defined above), excluding any Qualifying Owner, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent, measured by voting power rather than number of shares, which occurrence is followed by a Rating Decline within 90 days; provided that the foregoing shall not constitute a Change of Control if, immediately following such transaction, the “persons” (as defined above) who were Beneficial Owners of the Voting Stock of the Parent immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the total voting power of the Voting Stock of such other Person of whom the Parent has become a Subsidiary (or any parent thereof).
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely as a result of the Parent becoming a direct or indirect wholly owned Subsidiary of another company (whether the Parent is directly owned by such company or indirectly through other subsidiaries of such company); provided that no Person (including any “person” as defined above), excluding any Qualifying Owner, directly or indirectly, is the Beneficial Owner of more than 50% of the total voting power of the Voting Stock of the ultimate Parent Entity of such company, measured by voting power rather than number of shares.
“Consolidated EBITDAX” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(1)    provision for taxes based on income, profits or capital (including federal, state and franchise, taxes accounted for as income taxes in accordance with GAAP) of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(2)    the Fixed Charges and, to the extent not reflected in Fixed Charges, any losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Hedging Obligations or such derivative instruments, and bank and letter of credit fees, letter of guarantee and bankers’ acceptance fees and costs of surety bonds in connection with financing activities of such Person and its Restricted Subsidiaries for such period, to the extent that such items were deducted in computing such Consolidated Net Income; plus
(3)    depreciation, depletion, amortization (including amortization of intangibles, but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus
(4)    restructuring costs, charges and reserves to the extent that such costs, charges or reserves were deducted in computing such Consolidated Net Income; plus
(5)    transaction fees and expenses (including transaction fees or breakup fees paid in connection therewith) incurred in connection with any acquisitions or underwritten public Equity Offering to the extent that such fees and expenses were deducted in computing such Consolidated Net Income; plus
(6)    if such Person accounts for its oil and natural gas operations using successful efforts or a similar method of accounting, consolidated exploration and abandonment expense of such Person and its Restricted Subsidiaries, to the extent such expenses were deducted in computing such Consolidated Net Income; minus
(7)    non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; and minus
(8)    to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of Preferred Stock dividends or distributions; provided that:
(1)    all extraordinary gains or losses and all gains or losses realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain or loss, will be excluded;
(2)    the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
(3)    the net income (but not loss) of any Restricted Subsidiary (other than the Issuer) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;
(4)    effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) related to the application of recapitalization accounting or purchase accounting (including in the inventory, property and equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items), will be excluded;
(5)    the cumulative effect of a change in accounting principles will be excluded;
(6)    any non-cash compensation charge or gain arising from any grant of stock, stock options or other equity based awards (including, without limitation, equity interests in JPE Management Holdings LLC) will be excluded;
(7)    unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including those resulting from the application of FASB ASC 815 or mark to market movement of other financial instruments pursuant to FASB ASC 825, will be excluded;
(8)    any asset impairment writedowns on Oil and Gas Properties or other assets in accordance with GAAP or SEC guidelines will be excluded;
(9)    accruals and reserves that are established or adjusted in connection with an Investment or an acquisition that are required to be established or adjusted as a result of such Investment or such acquisition, in each case in accordance with GAAP, will be excluded;
(10)    any expenses, charges or losses to the extent covered by insurance that are, directly or indirectly, reimbursed or reimbursable by a third party, and any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture, will be excluded; and
(11)    any non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations will be excluded.
“Consolidated Net Working Capital” of any Person as of any date of determination means the amount (shown on the balance sheet of such Person and its Restricted Subsidiaries prepared on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter of such Person for which internal financial statements are available) by which (a) all current assets of such Person and its Restricted Subsidiaries other than current assets from Oil and Gas Hedging Contracts, exceeds (b) all current liabilities of the Parent and its Restricted Subsidiaries, other than (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from Oil and Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Parent prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC 815).

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of February 1, 2017, by and among the Issuer, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent and issuing lender, and the lenders party thereto, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended by Amendment Number 1 thereto, dated as of October 26, 2017, Amendment Number 2 thereto, dated as of March 21, 2018, Amendment Number 3 thereto, dated as of June 15, 2018, Amendment Number 4 thereto, dated as of August 9, 2018, Amendment Number 5 thereto, dated as of November 7, 2018, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time with one or more loans or facilities for which either the administrative agent is a commercial bank or a majority of the loan commitments are provided by one or more commercial banks.
“Credit Facilities” means, one or more debt facilities (including the Credit Agreement) or other credit agreements, indentures, commercial paper facilities or other forms of debt financing, in each case, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, term debt, debt securities, capital market financings, private placements, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.
“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Parent or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, in each case other than in exchange for Capital Stock of the Parent (other than Disqualified Stock). Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Parent to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants— Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Parent and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of a Person that was formed under the laws of the United States of America or any state of the United States of America or the District of Columbia.
“Equity Interests” of any Person means (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (regardless of whether currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.
“Equity Offering” means a public or private sale of Equity Interests (excluding Disqualified Stock) of the Parent for cash, other than:
(1)    public offerings with respect to the Parent’s common stock registered on Form S-4 or Form S-8;
(2)    issuances to any Subsidiary of the Parent; and
(3)    any such public or private sale or issuance that constitutes an Excluded Contribution.
“Exchange Notes” means the Notes issued in an Exchange Offer pursuant to the Indenture. Such term includes the new notes.
“Exchange Offer” has the meaning set forth for such term in the applicable Registration Rights Agreement.
“Excluded Contribution” means net cash proceeds received after the Issue Date by the Parent and its Restricted Subsidiaries as common equity capital contributions or from an Equity Offering (other than to a Restricted Subsidiary), in each case to the extent designated as an Excluded Contribution pursuant to an Officers’ Certificate and not previously included in the calculation set forth in clause (c)(ii) of the first paragraph under “—Certain Covenants— Restricted Payments” for purposes of determining whether a Restricted Payment may be made.
“Existing Indebtedness” means all Indebtedness of the Parent and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Parent in the case of amounts of $25.0 million or more and otherwise by an officer of the Parent (unless otherwise provided in the indenture).
“FASB ASC 815” means Financial Accounting Standards Board Accounting Standards Codification Topic No. 815, Derivatives and Hedging.
“FASB ASC 825” means Financial Accounting Standards Board Accounting Standards Codification Topic No. 825, Financial Instruments.
“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated EBITDAX of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings under a revolving credit facility) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by the chief financial or accounting officer of the specified Person; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated EBITDAX, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC).
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1)    acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or by any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (as provided above) as if they had occurred on the first day of the four-quarter reference period;
(2)    the Consolidated EBITDAX attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(3)    the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
(4)    any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
(5)    any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and
(6)    if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).
“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(1)    the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Dollar-Denominated Production Payments, (ii) the write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations (but not leases that are not Capital Lease Obligations), commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus
(2)    the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
(3)    any interest on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, regardless of whether such Guarantee or Lien is called upon; plus
(4)    all dividends or distributions, whether paid or accrued and regardless of whether in cash, on any series of Disqualified Stock of such Person or any series of Disqualified Stock or Preferred Stock of its

Restricted Subsidiaries, other than dividends or distributions on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.
“Government Securities” means obligations issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support thereof).
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, “Guarantee” has a correlative meaning.
“Guarantor” means (i) the Parent and (ii) any Subsidiary of the Parent (other than the Issuer) that Guarantees the Notes in accordance with the provisions of the indenture, and its successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)    interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)    other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)    Oil and Gas Hedging Contracts.
“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), regardless of whether contingent:
(1)    in respect of borrowed money;
(2)    evidenced by or issued in exchange for bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), other than obligations with respect to letters of credit that are not drawn upon (or, to the extent drawn, that are repaid or reimbursed within ten days);
(3)    in respect of bankers’ acceptances;
(4)    representing Capital Lease Obligations;
(5)    representing the balance deferred and unpaid of the purchase price of any property or services (other than with respect to deferred compensation) due more than six months after such property is acquired or such services are completed; or
(6)    representing any Hedging Obligations;
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (regardless of whether such Indebtedness is assumed by the specified Person); provided that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset as such date of determination and (y) the amount of such Indebtedness of such other Person, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment). Subject to the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.
In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:
(1)    such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);
(2)    such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “Joint Venture General Partner”); and
(3)    there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:
(a)    the lesser of (i) the net assets of the Joint Venture General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or
(b)    if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by such Person or its Restricted Subsidiaries.
The amount of any Indebtedness outstanding as of any date will be:
(1)    the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2)    the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(a)    the Fair Market Value of such assets at the date of determination; and
(b)    the amount of the Indebtedness of the other Person.
Notwithstanding the preceding, “Indebtedness” of a Person shall not include:
(1)    any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens;
(2)    any obligation of such Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;
(3)    any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness;
(4)    Indebtedness, the proceeds of which are funded into an escrow or other trust arrangement pending the satisfaction of one or more conditions, unless and until such proceeds are released to such Person or any of its Restricted Subsidiaries;
(5)    Obligations in respect of Treasury Management Arrangements; and
(6)    Obligations under agreements described under clause (18) of the definition of Permitted Liens.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Parent, the Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Parent’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by the Parent or any Restricted Subsidiary of the Parent of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Parent or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Issue Date” means the first date on which Notes are issued under the indenture.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, regardless of whether filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
“Midstream Assets” means (i) assets other than cash and Cash Equivalents used primarily for gathering, transmission, compression, storage, processing, marketing, fractionation, dehydration, stabilization, sourcing, disposal, transportation or treatment of Hydrocarbons, carbon dioxide or water and (ii) Equity Interests of any Person whose assets consist, in all material respects, of assets referred to in clause (i).
“Midstream Business” means the gathering, marketing, treating, processing, storage, selling, transporting transmission, compression, fractionation, dehydration, sourcing, disposal, stabilization or treatment of Hydrocarbons, carbon dioxide or water.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to the ratings business thereof.
“Net Proceeds” means the aggregate amount of cash proceeds and Cash Equivalents received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash or Cash Equivalents received upon the later sale or other disposition of any non-cash consideration received in any

Asset Sale but excluding any non-cash consideration deemed to be cash for purposes of the “Asset Sales” provision of the indenture), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than revolving credit Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.
“Non-Recourse Debt” means Indebtedness as to which neither the Parent nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions.
“Note Guarantee” means the Guarantee by each Note Guarantor of the Issuer’s Obligations under the indenture and the Notes, as provided in the indenture.
“Obligations” means obligations in respect of any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.
“Officers’ Certificate” means a certificate signed on behalf of the Parent or the Issuer, as applicable, by two Officers of the Parent or the Issuer, respectively, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that meets the requirements of the indenture pertaining to such certificates.
“Oil and Gas Business” means (i) the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties, (ii) the gathering, marketing, treating, processing (but not refining), storage, selling and transporting of any production from such interests or properties, (iii) any business relating to exploration for or development, production, treatment, processing (but not refining), storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith and (iv) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.
“Oil and Gas Hedging Contracts” means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons to be used, produced, processed or sold by the Parent or any of its Restricted Subsidiaries that are designed to protect such Person against, or manage such Person’s exposure to, fluctuation in Hydrocarbons prices and not for speculative purposes.
“Oil and Gas Properties” means all properties, including equity or other ownership interest therein, owned by such Person or any of its Restricted Subsidiaries which contain or are believed to contain Proved Reserves.
“Parent Entity” means any Person that is a direct or indirect parent company of the Parent.
“Payment Default” means a Default arising from a failure by the Issuer to make any payment when due on the Notes.
“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Parent or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Parent or (b) such Person was merged or consolidated with or into the Parent or any of its Restricted Subsidiaries (in either case, regardless of whether such Indebtedness was incurred in contemplation of such merger or consolidation); provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Parent or any of its Restricted Subsidiaries, as applicable, either
(1)    immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Parent or such Person (if the Parent is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” or
(2)    immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Parent or such Person (if the Parent is not the survivor in the transaction) is equal to or greater than the Fixed Charge Coverage Ratio of the Parent immediately prior to such transaction.
“Permitted Business Investments” means investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (i) ownership interests in oil, natural gas, other Hydrocarbon properties or any interest therein or gathering, transportation, processing, storage or related systems, (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties, and (iii) direct or indirect ownership interests or Investments in drilling rigs, fracturing units and other related equipment or in Persons that own or provide such equipment.
“Permitted Investments” means:
(1)    any Investment in the Parent or in a Restricted Subsidiary of the Parent;
(2)    any Investment in Cash Equivalents;
(3)    any Investment by the Parent or any Restricted Subsidiary of the Parent in a Person, if as a result of such Investment:
(a)    such Person becomes a Restricted Subsidiary of the Parent; or
(b)    such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent;
(4)    any Investment made as a result of the receipt of non-cash consideration from an Asset Sale (or a disposition excluded from the definition thereof) that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales,” including pursuant to an Asset Swap;
(5)    any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent;
(6)    any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Parent or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

(7)    Investments represented by Hedging Obligations;
(8)    loans or advances to officers, directors or employees made in the ordinary course of business of the Parent or any Restricted Subsidiary of the Parent in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;
(9)    repurchases of the Notes;
(10)    any Guarantee of Indebtedness permitted to be incurred by the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” other than a Guarantee of Indebtedness of an Affiliate of the Parent that is not a Restricted Subsidiary of the Parent;
(11)    any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased:
(a)    as required by the terms of such Investment as in existence on the Issue Date, or
(b)    as otherwise permitted under the indenture;
(12)    Investments acquired after the Issue Date as a result of the acquisition by the Parent or any Restricted Subsidiary of the Parent of another Person, including by way of a merger, amalgamation or consolidation with or into the Parent or any of its Restricted Subsidiaries, or all or substantially all of the properties or assets of another Person, in each case, in a transaction that is not prohibited by the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(13)    Permitted Business Investments or Permitted Midstream Investments;
(14)    receivables owing to the Parent or any Restricted Subsidiary of the Parent created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent or any such Restricted Subsidiary deems reasonable under the circumstances;
(15)    endorsements of negotiable instruments and documents in the ordinary course of business;
(16)    such Investments consisting of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Parent or any Restricted Subsidiary of the Parent;
(17)    Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business; and
(18)    other Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding, not to exceed the greater of (a) $75.0 million and (b) 5.0% of the Parent’s Adjusted Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (18) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means:
(1)    any Liens securing (a) Indebtedness and other Obligations under Credit Facilities that was incurred pursuant to clause (1) of the definition of Permitted Debt or (b) Hedging Obligations related thereto or (c) Obligations with regard to Treasury Management Arrangements;
(2)    Liens in favor of the Parent or a Restricted Subsidiary;
(3)    Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Parent or is merged with or into or consolidated with the Parent or any Restricted Subsidiary of the Parent; provided that such Liens were in existence prior to such Person becoming a Restricted Subsidiary of the Parent or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Parent or that is merged with or into or consolidated with the Parent or any Restricted Subsidiary of the Parent;
(4)    Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Parent or any Subsidiary of the Parent; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;
(5)    Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers’ compensation obligations, bid, plugging and abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations) or Liens on pipelines or other facilities that arise by operation of law or Liens for taxes not yet due or that are being contested in good faith;
(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock” covering only the assets acquired with or financed by such Indebtedness;
(7)    Liens existing on the Issue Date (other than Liens pursuant to any Credit Facilities);
(8)    Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed by the Parent or a Restricted Subsidiary; provided that:
(a)    the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under the indenture and does not exceed the cost of the assets or property so acquired or constructed; and
(b)    such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Parent or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;
(9)    Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);
(10)    Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(11)    filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;
(12)    bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(13)    Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness or in connection with escrows of proceeds of Indebtedness pending specified uses;
(14)    Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(15)    grants of software and other technology licenses in the ordinary course of business;
(16)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(17)    Liens in respect of Production Payments and Reserve Sales; provided, that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;
(18)    Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;
(19)    Liens to secure performance of Hedging Obligations of the Parent or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes;
(20)    Liens incurred in the ordinary course of business of the Parent or any Restricted Subsidiary of the Parent with respect to Indebtedness that does not exceed in aggregate principal amount, at any one time outstanding, the greater of (a) $75.0 million and (b) 5.0% of the Parent’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence; and
(21)    any Lien securing any modification, renewal, extension, refinancing, refunding or replacement of Indebtedness permitted to be secured by a Lien pursuant to by this definition other than clause (1); provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such modification, renewal, extension, refinancing, refunding or replacement are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).
“Permitted Midstream Investments” means Investments by the Parent or any of its Restricted Subsidiaries in any Person (including in any Unrestricted Subsidiary) consisting of a capital contribution, or arising from the receipt of non-cash consideration from a transfer, to such Person of Midstream Assets; provided that:
(1)    at the time of any such Investment and immediately thereafter, the Parent would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio set forth in the first paragraph of the covenant described above under the caption “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;
(2)    if such Person has outstanding Indebtedness at the time of any such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such indebtedness of such Person that is not Non-Recourse Debt could, at the time such Investment is made, be incurred at that time by the Parent and its Restricted Subsidiaries pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “Certain Covenants—Incurrence of Indebtedness and Issuance of preferred Stock”; and
(3)    such Person is not engaged, in any material respect, in any business other than a Midstream Business.
“Permitted Refinancing Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries or any Disqualified Stock of the Parent issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness) or any Disqualified Stock of the Parent; provided that:
(1)    the principal amount (or accreted value, if applicable), or in the case of Disqualified Stock, the amount thereof determined in accordance with the definition of Disqualified Stock, of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness or the amount of the Disqualified Stock renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness or accrued and unpaid dividends on the Disqualified Stock, as the case may be, and the amount of all fees and expenses, including premiums, incurred in connection therewith);
(2)    such Permitted Refinancing Indebtedness: (a) has a final maturity date that is either (i) no earlier than the final maturity date of the Indebtedness or Disqualified Stock being renewed, refunded, refinanced, replaced, defeased or discharged, or (ii) more than 90 days after the final maturity date of the Notes and (b) has a Weighted Average Life to Maturity that is either (i) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being renewed, refunded, refinanced, replaced, defeased or discharged, or (ii) more than 90 days greater than the Weighted Average Life to Maturity of the Notes;
(3)    if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and
(4)    such Indebtedness is not incurred by a Restricted Subsidiary of the Parent (other than a Guarantor or the Issuer) if the Issuer is the issuer or other primary obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other similar Equity Interests (however designated) of such Person whether outstanding or issued after the Issue Date.
“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.
“Production Payments and Reserve Sales” means the grant or transfer by the Parent or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Parent or any of its Restricted Subsidiaries.
“Proved Reserves” means crude oil and natural gas reserves (including natural gas liquids) constituting “proved oil and gas reserves” as defined in Rule 4-10 of Regulation S-X of the Securities Act.
“Qualifying Owner” means each of (i) Q-Jagged Peak Energy Investment Partners, LLC, together with the parallel investment entities and alternative investment entities of the foregoing, and any future investment fund or co-investment fund managed by Quantum Energy Partners or any of its Affiliates, and any Affiliates

(other than a portfolio company) of one or more of the foregoing and (ii) any director, officer, general partner, managing member, principal or managing director of the Parent or any Person described in clause (i) above.
“Rating Category” means:
(1)    with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and
(2)    with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).
“Rating Decline” means a decrease in the rating of the Notes by both Moody’s and S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories, namely + or - for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.
“Registration Rights Agreement” means (1) with respect to the notes issued on the Issue Date, the Registration Rights Agreement, to be dated the Issue Date, among the Parent, the Issuer, and the initial purchasers of the Notes named in such agreement and (2) with respect to any Additional Notes, any registration rights agreement, to be dated the date of first issuance of such Additional Notes, among the Parent, the Issuer and Subsidiaries of the Parent that are Guarantors on such date of first issuance of such Additional Notes, and the initial purchasers of such Additional Notes.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. For the avoidance of doubt, the Issuer shall be a Restricted Subsidiary of the Parent and may not become an Unrestricted Subsidiary. All references to Restricted Subsidiaries refer to Restricted Subsidiaries of the Parent.
“S&P” means S&P Global Ratings and any successor to the ratings business thereof.
“Senior Debt” means:
(1)    all Indebtedness of the Parent or any of its Restricted Subsidiaries outstanding under the Credit Agreement and all Hedging Obligations and Treasury Management Arrangements thereunder or with respect thereto;
(2)    the Notes and any other Indebtedness of the Parent or any of its Restricted Subsidiaries permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Note Guarantee;
(3)    all Obligations with respect to the items listed in the preceding clauses (1) and (2); and
(4)    any Indebtedness of a Restricted Subsidiary (other than the Issuer) that is not a Guarantor.
Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include (a) any intercompany Indebtedness of the Parent or any of its Subsidiaries to the Parent or any of its Affiliates, or (b) any Indebtedness that is incurred in violation of the indenture or (c) any trade payables or taxes owed or owing by the Parent or any of its Restricted Subsidiaries.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided that, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of the Parent, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a Stated Maturity date of such convertible debt securities.
“Subordinated Debt” means Indebtedness of the Issuer or a Guarantor that is contractually subordinated in right of payment (by its terms or the terms of any document or instrument relating thereto), to the Notes or the Note Guarantee of such Guarantor, as applicable.
“Subsidiary” means, with respect to any specified Person:
(1)    any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Treasury Rate” means, in respect of any redemption date, the yield to maturity, as of the time of computation, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to such time (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 1, 2021; provided, however, that if the period from the redemption date to May 1, 2021, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Parent will (a) calculate the Treasury Rate no later than the second (and no earlier than the fourth) Business Day preceding the applicable redemption date and (b) prior to such redemption date, file with the trustee a statement setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“Unrestricted Subsidiary” means any Subsidiary of the Parent (other than the Issuer), including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:
(1)    has no Indebtedness other than Non-Recourse Debt;
(2)    except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” at the time of designation is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary of the Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent; and
(3)    is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition;
except, in the case of (1), (2), or (3), for any such Indebtedness that is subject to a Guarantee by or other obligation of, or any agreement, contract, arrangement or understanding with, or any equity subscription or credit support obligation of, the Parent or Restricted Subsidiary of the Parent, in each case that constitutes an Investment in such Subsidiary that has been effected as a Restricted Payment that complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment.
All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries; provided, however that under no circumstances shall the Issuer be an Unrestricted Subsidiary.
“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:
(1)    the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity or redemption, in respect of the Indebtedness or Disqualified Stock, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2)    the then outstanding aggregate amount of such Indebtedness or Disqualified Stock.

PLAN OF DISTRIBUTION
You may transfer new notes issued under the exchange offer in exchange for the old notes if:

•	you acquire the new notes in the ordinary course of your business;

•
you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes in violation of the provisions of the Securities Act; and

•	you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act).
Each broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We and the subsidiary guarantors have agreed that, starting on the expiration date of the exchange offer and ending on the close of business 180 days after the date of such expiration date, we will use commercially reasonable efforts to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.
If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer—Purpose and Effect of the Exchange Offer” and “—Procedures for Tendering—Your Representations to Us” in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.
We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time on one or more transactions in any of the following ways:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.
Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an “underwriter” within the meaning of the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We agreed to permit the use of this prospectus for a period of up to 180 days after the completion of the exchange offer by such broker-dealers to satisfy this prospectus delivery requirement. Furthermore, we agree to use commercially reasonable efforts to amend or supplement this prospectus during such period if so requested in order to expedite or facilitate the disposition of any new notes by broker-dealers.
We have agreed to pay all expenses incident to the exchange offer other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain U.S. federal income tax considerations relevant to the exchange of old notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service, or IRS, rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. We cannot assure you that the IRS will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences described herein. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below.
We believe that the exchange of old notes for new notes will not be an exchange or otherwise a taxable event to a holder for U.S. federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange, and the holder’s basis and holding period in the new note will be the same as its basis and holding period in the corresponding old note immediately before the exchange.
We recommend that each holder consult its own tax advisor as to the particular tax consequences of exchanging such holder’s old notes for new notes, including the applicability and effect of any foreign, state, local or other tax laws or U.S. federal estate or gift tax considerations.

LEGAL MATTERS
The validity of the new notes offered in this exchange offer will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.
EXPERTS
The consolidated and combined financial statements of Jagged Peak Energy Inc. and its subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Estimates of our reserves and related future net cash flows related to our properties as of December 31, 2017, incorporated by reference in this prospectus were based upon a reserve report prepared by independent petroleum engineers, Ryder Scott Company, L.P. We have incorporated these estimates by reference in this prospectus in reliance on the authority of such firm as an expert in such matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this prospectus and before the termination of this offering other than, in each case, information furnished rather than filed:

•
our Annual Report on Form 10-K for the year ended December 31, 2017 (including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement filed on April 20, 2018);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018; and

•	our Current Reports on Form 8-K filed on February 28, 2018, April 4, 2018, April 23, 2018, April 26, 2018, May 8, 2018, May 23, 2018, August 9, 2018 and November 8, 2018.
These reports contain important information about us, our financial condition and our results of operations.
You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:
Jagged Peak Energy Inc.
1401 Lawrence Street, Suite 1800
Denver, Colorado 80202
Phone: (720) 215-3700

AVAILABLE INFORMATION
We file annual, quarterly, current and other reports and other information with the SEC. Our filings are available to the public through the SEC’s website at http://www.sec.gov.
Our common stock is listed and traded on the NYSE under the symbol “JAG.” Our reports and other information filed with the SEC can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.
We make available free of charge on our website at https://www.jaggedpeakenergy.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements made in this prospectus pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s website.

ANNEX A
LETTER OF TRANSMITTAL
TO TENDER
OLD 5.875% SENIOR NOTES DUE 2026
OF
JAGGED PEAK ENERGY LLC
PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS
DATED               , 2019

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2019 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUER.
The Exchange Agent for the Exchange Offer is:
WELLS FARGO BANK, NATIONAL ASSOCIATION

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9300-070	MAC N9300-070	MAC N9300-070
600 South Fourth Street	600 South Fourth Street	600 South Fourth Street
Minneapolis, MN 55402	Minneapolis, MN 55402	Minneapolis, MN 55402

By Facsimile Transmission:
(877) 407-4679
By Telephone:
(800) 344-5128
If you wish to exchange old 5.875% Senior Notes due 2026 for an equal aggregate principal amount at maturity of new 5.875% Senior Notes due 2026 pursuant to the exchange offer, you must validly tender (and not withdraw) old notes to the exchange agent prior to the expiration date.
The undersigned hereby acknowledges receipt and review of the prospectus, dated               , 2019 (the “Prospectus”), of Jagged Peak Energy LLC (the “Issuer”), and this letter of transmittal (the “Letter of Transmittal”), which together describe the Issuer’s offer (the “Exchange Offer”) to exchange its 5.875% Senior Notes due 2026 (the “new notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 5.875% Senior Notes due 2026 (the “old notes”) that have not been registered under the Securities Act. Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.
The Issuer reserves the right, at any time or from time to time, to extend the exchange offer at its discretion, in which event the term “Expiration Date” shall mean the latest time date to which the exchange offer is extended. The Issuer shall notify the Exchange Agent any extension by oral (promptly confirmed in writing) or written notice and to each registered holder of the old notes by press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.
This Letter of Transmittal is to be used by holders of the old notes. Tender of old notes is to be made according to the Automated Tender Offer Program (“ATOP”) of the Depository Trust Company (“DTC”) pursuant to the procedures set forth in the prospectus under the caption “Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer generated message known as an “agent’s message” to the exchange agent for its acceptance. For you to validly tender your old notes in the Exchange Offer the Exchange Agent must receive prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your old notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.
BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
Ladies and Gentlemen:
1.    By tendering old notes in the exchange offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.
2.    By tendering old notes in the Exchange Offer, you represent and warrant that you have full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the tender of old notes.
3.    You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuer as to the terms and conditions set forth in the Prospectus.
4.    By tendering old notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1988), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the “Securities Act”) and any such holder that is an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new notes.
5.    By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

(a)	the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of you, whether or not you are the holder;

(b)	you have not engaged in and do not intend to engage in the distribution of the new notes;

(c)	you have no arrangement or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

(d)	you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuer; and

(e)
if you are a broker-dealer, that you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your old notes registered in the shelf registration statement described in the Registration Rights Agreements, dated May 8, 2018 (the “Registration Rights Agreement”), by and among the Issuer, Jagged Peak Energy Inc. and J.P. Morgan Securities LLC, as representative of the Initial Purchasers. Such election may be made by notifying the Issuer in writing at 1401 Lawrence Street, Suite 1800, Denver, Colorado 80202, Attention: Christopher I. Humber, Executive Vice President, General Counsel & Secretary. By making such election, you agree, as a holder of old notes participating in a shelf registration, to indemnify and hold harmless the Issuer, each of the directors of the Issuer, each of the officers of the Issuer who signs such shelf registration statement, each person who controls the Issuer within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the respective officers, directors, partners, employees, representatives and agents of each such person, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to you furnished in writing by or on behalf of you expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto.
Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.
6.    If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.
7.    If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.
8.    Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER
1.    Book-Entry Confirmations.
Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of old notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as Agent’s Message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.
2.    Partial Tenders.
Tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.
3.    Validity of Tenders.
All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered old notes will be determined by the Issuer, in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuer’s interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuer, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.
4.    Waiver of Conditions.
The Issuer reserves the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.
5.    No Conditional Tender.
No alternative, conditional, irregular or contingent tender of old notes will be accepted.
6.    Request for Assistance or Additional Copies.
Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.
7.    Withdrawal.

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offer—Withdrawal of Tenders.”
8.    No Guarantee of Late Delivery.
There is no procedure for guarantee of late delivery in the Exchange Offer.
IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

Jagged Peak Energy LLC
Offer to Exchange
Up To $500,000,000 of
5.875% Senior Notes due 2026
That Have Not Been Registered Under
The Securities Act of 1933
For
Up To $500,000,000 of
5.875% Senior Notes due 2026
That Have Been Registered Under
The Securities Act of 1933
This prospectus refers to important business and financial information about Jagged Peak Energy LLC that is not included or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to the office of Jagged Peak Energy LLC, 1401 Lawrence Street, Suite 1800, Denver, Colorado 80202 (Telephone: (720) 215-3700). To obtain timely delivery of any requested information, holders of old notes must make any request no later than      , 2019, which is five business days prior to the expiration of the exchange offer.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.
Jagged Peak Energy LLC
Jagged Peak Energy LLC (a “Delaware LLC Registrant”) is organized in the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
The limited liability company agreement of the Delaware LLC Registrant generally provides that the sole member, Jagged Peak Energy Inc., including any of its officers or directors, and the officers of the Delaware LLC Registrant shall not have any liability for the obligations, debts or liabilities of the Delaware LLC Registrant, except to the extent required in the Delaware Limited Liability Company Act.
The general effect of the foregoing is to provide indemnification to members and officers for liabilities that may arise by reason of their status as members or officers, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the member or officer derived an improper personal benefit.
The Delaware LLC Registrant may maintain directors’ and officers’ liability insurance for itself and any subsidiaries.
Jagged Peak Energy Inc.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions (i.e., actions by or in the right of the corporation), except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.
Our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability:

•	for any breach of the director’s duty of loyalty to our company or our stockholders;

•	for any act or omission not in good faith or that involve intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the fullest extent permitted by the DGCL.
In addition, we have entered into indemnification agreements with our current directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers.
We also maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities arising under the Securities Act and the Exchange Act, that may be incurred by them in their capacity as such.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statement Schedules.
(a) Exhibits.

Exhibit Number	Description
2.1 #**
Master Reorganization Agreement, dated January 25, 2017, by and among Jagged Peak Energy LLC, Q-Jagged Peak Energy Investment Partners LLC, Jagged Peak Energy Inc., JPE Merger Sub LLC, JPE Management Holdings LLC and the management members named therein (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on January 31, 2017).

3.1 **
Amended and Restated Certification of Incorporation of Jagged Peak Energy Inc., filed with the Secretary of State of the State of Delaware on February 1, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on February 7, 2017).

3.2 **	Amended and Restated Bylaws of Jagged Peak Energy Inc., effective February 1, 2017 (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on February 7, 2017).
4.1 **
Indenture, dated as of May 8, 2018, by and among Jagged Peak Energy LLC, Jagged Peak Energy Inc. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on May 8, 2018).

4.2 **	Form of 5.875% Senior Note due 2026 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on May 8, 2018).
4.3 **
Registration Rights Agreement, dated as of May 8, 2018, by and among Jagged Peak Energy Inc., Jagged Peak Energy LLC and JP Morgan Securities LLC, as representative of the several initial purchasers (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on May 8, 2018).

5.1 ***	Opinion of Vinson & Elkins L.L.P.
10.1 **
Amended and Restated Limited Liability Company Agreement of JPE Management Holdings LLC, dated February 1, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on February 7, 2017).

Exhibit Number	Description
10.2.1 **
Amended and Restated Credit Agreement, dated as of February 1, 2017, by and among Jagged Peak Energy Inc., as parent guarantor, Jagged Peak Energy LLC, as borrower, Wells Fargo Bank, National Association, as administrative agent and issuing lender, and the lenders named therein (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on February 7, 2017).

10.2.2 **
Amendment No. 1, Master Assignment, and Agreement to Amended and Restated Credit Agreement, dated as of October 26, 2017, among Jagged Peak Energy LLC, as borrower, the guarantors party named therein, Wells Fargo Bank, National Association, as administrative agent and as issuing lender, the lenders named therein, the assignors named therein, and the assignees named therein (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q filed with the SEC on November 8, 2017).

10.3 †**
Form of Indemnification Agreement between Jagged Peak Energy Inc. and its Officers and Directors (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q filed with the SEC on May 12, 2017).

10.4 †**
Executive Employment Agreement, dated April 3, 2013, between Jagged Peak Energy Management LLC and Joseph. N. Jaggers (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (File No. 333-215179), filed with the SEC on December 19, 2016).

10.5 †**
Separation and Release Agreement, dated as of March 14, 2017, between Jagged Peak Energy Inc. and Gregory S. Hinds (incorporated by reference to Exhibit 10.4 to the Company’s Form 10-Q filed with the SEC on May 12, 2017).

10.6 †**	Executive Severance Plan (incorporated by reference to Exhibit 10.1 to the Company’s 10-Q filed with the SEC on August 10, 2017).
10.7 †**	Form of Employment Letter Agreement (incorporated by reference to Exhibit 10.2 to the Company’s 10-Q filed with the SEC on August 10, 2017).
10.8 †**	Jagged Peak Energy Inc. 2017 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on January 31, 2017).
10.9 †**	Form of Director Notice of Grant of Restricted Stock Units (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on April 20, 2017).
10.10 †**	Form of Director Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed with the SEC on April 20, 2017).
10.11 †**	Form of Employee Notice of Grant of Restricted Stock Units (incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K filed with the SEC on April 20, 2017).
10.12 †**	Form of Employee Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K filed with the SEC on April 20, 2017).
10.13 †**	Form of Employee Notice of Grant of Performance Stock Units (incorporated by reference to Exhibit 10.7 to the Company’s Form 8-K filed with the SEC on April 20, 2017).
10.14 †**	Form of Employee Performance Stock Unit Agreement (incorporated by reference to Exhibit 10.8 to the Company’s Form 8-K filed with the SEC on April 20, 2017).
10.15 †**	Form of Series B Restricted Unit Agreement (incorporated by reference to Exhibit 10.9 to the Company’s Form 8-K filed with the SEC on April 20, 2017).
10.16 †**
Separation Agreement and General Release, dated as of February 28, 2018 between J. Jay Stratton, Jr., Jagged Peak Energy Inc., Jagged Peak Energy LLC, and JPE Management Holdings LLC (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on February 28, 2018).

10.17 †**
Separation Agreement and General Release, dated as of March 30, 2018 between Joseph N. Jaggers, III, Jagged Peak Energy Inc., Jagged Peak Energy LLC, and JPE Management Holdings LLC (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on April 4, 2018).

Exhibit Number	Description
10.18 **
Amendment No. 2, Limited Waiver, Master Assignment, and Agreement to Amended and Restated Credit Agreement, dated as of March 21, 2018, among Jagged Peak Energy LLC, as borrower, the guarantors party named therein, Wells Fargo Bank, National Association, as administrative agent and as issuing lender, the lenders named therein, the assignors named therein, and the assignees named therein (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q filed with the SEC on May 10, 2018).

10.19 **
Limited Consent and Agreement, dated as of April 20, 2018, by and among Jagged Peak Energy LLC, as borrower, Jagged Peak Energy Inc., as guarantor, Wells Fargo Bank, National Association, as administrative agent and as issuing lender, the lenders named therein, the assignors named therein, and the assignees named therein (incorporated by reference to Exhibit 10.4 to the Company’s Form 10-Q filed with the SEC on May 10, 2018).

10.20 **
Amendment No. 3 to Amended and Restated Credit Agreement, dated as of June 15, 2018, among Jagged Peak Energy LLC, as borrower, the guarantors party named therein, Wells Fargo Bank, National Association, as administrative agent and as issuing lender, the lenders named therein, the assignors named therein, and the assignees named therein (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q filed with the SEC on August 9, 2018).

10.21 **
Amendment No. 4 to Amended and Restated Credit Agreement, dated as of August 9, 2018, among Jagged Peak Energy LLC, as borrower, the guarantors party named therein, Wells Fargo Bank, National Association, as administrative agent and as issuing lender, the lenders named therein, the assignors named therein, and the assignees named therein (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q filed with the SEC on November 8, 2018).

10.22 ***
Amendment No. 5 to Amended and Restated Credit Agreement, dated as of November 7, 2018, among Jagged Peak Energy LLC, as borrower, the guarantors party named therein, Wells Fargo Bank, National Association, as administrative agent and as issuing lender, the lenders named therein, the assignors named therein, and the assignees named therein.

21.1 **	Subsidiary of Jagged Peak Energy Inc. (incorporated by reference to Exhibit 21.1 to the Company's Form 10-K filed with the SEC on March 23, 2018).
23.1 *	Consent of KPMG LLP.
23.2 *	Consent of Ryder Scott Company, L.P.
23.4 ***	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 above).
24.1 ***	Powers of Attorney.
25.1 ***	Form T-1 Statement of Eligibility and Qualification relating to the Indenture.

†	Compensatory plan or arrangement.

*	Filed herewith.

**	Incorporated by reference as indicated.

***	Previously filed or furnished as an exhibit to this Registration Statement on Form S-4.

#
Schedules and similar attachments to the Master Reorganization Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the SEC upon request.

(b)    Financial Statement Schedules. Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

Item 22.	Undertakings.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Each registrant hereby undertakes:
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
(a)    include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b)    reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(c)    to include any material information with respect to the plan of distribution not previously disclosed in this registration statement, or any material change to such information in this registration statement.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)    any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b)    any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(c)    the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or the securities provided by or on behalf of such undersigned registrant; and
(d)    any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.
That, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to, and meeting the requirements of, Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
To respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 31, 2019.

JAGGED PEAK ENERGY INC.

JAGGED PEAK ENERGY LLC
BY JAGGED PEAK ENERGY INC., AS SOLE MEMBER

By:	/s/ James J. Kleckner
Name:	James J. Kleckner
Title:	Chief Executive Officer, President, and Director
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James J. Kleckner	Chief Executive Officer, President, and Director	January 31, 2019
James J. Kleckner	(Principal Executive Officer)

*	Executive Vice President, Chief Financial Officer	January 31, 2019
Robert W. Howard	(Principal Financial Officer)

*	Controller	January 31, 2019
Shonn D. Stahlecker

*	Chairman	January 31, 2019
Charles D. Davidson

*	Director	January 31, 2019
Roger L. Jarvis

*	Director	January 31, 2019
Michael C. Linn

*	Director	January 31, 2019
John R. Sult

*	Director	January 31, 2019
S. Wil VanLoh, Jr.

*	Director	January 31, 2019
Dheeraj Verma

*	Director	January 31, 2019
Blake A. Webster

*By: /s/ James J. Kleckner
James J. Kleckner
Attorney-in-fact